Exhibit C.11.1

                       TRUST INDENTURE AND SECURITY AGREEMENT RELATING
                      TO AN ENERGY SAVINGS PERFORMANCE CONTRACT PROJECT


                                      By and Between


                             HEC/TOBYHANNA ENERGY PROJECT, INC.

                                          and

                          UNITED STATES TRUST COMPANY OF NEW YORK,
                                      as Trustee


                              Dated as of September 30, 1999














                       UNITED STATES ARMY TOBYHANNA ARMY DEPOT
                               TOBYHANNA, PENNSYLVANIA
                     ENERGY SAVINGS PERFORMANCE CONTRACT PROJECT

                                 TABLE OF CONTENTS


RECITALS

GRANTING CLAUSE

ARTICLE I: DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1  Definitions
Section 1.2  Rules of Construction

ARTICLE II: CERTIFICATES, TERMS AND PROVISIONS

Section 2.1  Preparation of Certificates
Section 2.2  Form of Certificates; Denominations; Global Certificates
Section 2.3  Date of Certificates
Section 2.4  Payment of Principal and Interest with Respect to Certificates
Section 2.5  Execution
Section 2.6  Certificate Register
Section 2.7  Transfer of Certificates
Section 2.8  Exchange of Certificates
Section 2.9  Temporary Certificates
Section 2.10 Certificates Mutilated, Lost, Destroyed or Stolen
Section 2.11 Place of Payment
Section 2.12 Evidence of Signatures of Certificate Holders and Ownership of
             Certificates
Section 2.13 Transfer Fee
Section 2.14 Book Entry
Section 2.15 Issuance of Additional Certificates
Section 2.16 Termination of Trust

ARTICLE III:  ESTABLISHMENT AND ADMINISTRATION OF TRUST FUND AND ACCOUNTS

Section 3.1  Trust Fund
Section 3.2  Establishment and Application of Construction Account.
Section 3.3  Establishment and Application of Gate Station Reserve Account.
Section 3.4  Establishment and Application of Capitalized Interest Account.
Section 3.6  Establishment and Application of ESPC Contract Payment Account.
Section 3.7  Establishment and Application of Certificate Payment Account
Section 3.8 Establishment and Application of Capital Repair and Replacement Account
Section 3.9  Establishment and Application of Capital Proceeds Account.
Section 3.10 Establishment and Application of Company Account
Section 3.11 Deposit and Investment of Moneys in Trust Fund; Certain Transfers
             and Distributions
Section 3.12 Termination Of Trust Fund

ARTICLE IV:  DEFAULT; REMEDIES

Section 4.1 Events of Default
Section 4.2 Acceleration; Remedies on Event of Default
Section 4.3 Notice of Default
Section 4.4 Notice of Acceleration or Redemption
Section 4.5 Trustee's Power of Sale; Power to Bring Suit
Section 4.6 Incidents of Sale of Pledged Property
Section 4.7 Judicial Proceedings Instituted by Trustee
Section 4.8 Certificate Holders May Demand Enforcement of Rights by Trustee
Section 4.9 Control by Certificate Holders
Section 4.10 Waiver of Past Defaults
Section 4.11 Application of Moneys Collected by Trustee
Section 4.12 Rights and Remedies of Certificate Holders
Section 4.13 Termination of Proceedings
Section 4.14  Remedies Cumulative; Delay or Omission Not a Waiver

ARTICLE V:  REDEMPTION

Section 5.1 Events of Default
Section 5.2 Extraordinary Redemption in Whole
Section 5.3 Mandatory Redemption
Section 5.4 Partial Redemption Procedure
Section 5.5 Notice of Redemption
Section 5.6 Certificates Payable on Redemption Date
Section 5.7 Certificates Redeemed in Part

ARTICLE VI:  THE TRUSTEE

Section 6.1 Employment of Trustee
Section 6.2 Acceptance Of Appointment
Section 6.3 Duties
Section 6.4 Removal and Resignation.
Section 6.5 Property Held in Trust; Limitation on Authority.
Section 6.6 Evidence on which Trustee may Act.
Section 6.7 Co-Trustee
Section 6.8 Merger or Consolidation of Trustee.
Section 6.9 Compensation of Trustee
Section 6.10 Release and Indemnification Covenants

ARTICLE VII: REPRESENTATIONS AND COVENANTS OF THE COMPANY

Section 7.1 Authority to Contract
Section 7.2 Adequacy of ESPC Contract Task Order Payments
Section 7.3 Construction, Maintenance and Operation of the ESPC Project
Section 7.4 Governmental Approvals
Section 7.5 Further Assurances
Section 7.6 Maintenance of Existence; Provisions of Charter Documents
Section 7.7 Limitation on Nature of Business
Section 7.8 Additional Agreements
Section 7.9 Additional Indebtedness
Section 7.10 Liens
Section 7.11 Guaranties
Section 7.12 Prohibition on Disposition of Assets; Prohibition on Leases
Section 7.13 Prohibition on Fundamental Changes
Section 7.14 Employee Plans
Section 7.15 Transactions with Affiliates
Section 7.16 Taxes; Other Governmental Charges
Section 7.17 Insurance
Section 7.18 Compliance with Laws
Section 7.19 Reporting Requirements
Section 7.20 Casualty or Condemnation Events
Section 7.21 Security Agreement

ARTICLE VIII:  ACTION BY THE CERTIFICATE HOLDERS

Section 8.1 General
Section 8.2 Meetings Convened by the Trustee
Section 8.3 Meetings Convened by the Holders
Section 8.4 Persons Entitled to Vote
Section 8.5 Other Procedures
Section 8.6 Voting
Section 8.7 Special Committee of Holders
Section 8.8 No Right to Delay

ARTICLE IX: AMENDMENT; ADMINISTRATIVE PROVISIONS

Section 9.1 Amendment
Section 9.2 Trustee to Keep Records; Reports
Section 9.3 Notice
Section 9.4 Governing Law
Section 9.5 Severability
Section 9.6 Assignment
Section 9.7 Binding on Successors
Section 9.8 Limitation on Liability
Section 9.9 Headings; Construction
Section 9.10 Execution in Counterparts

SCHEDULE 7.4  GOVERNMENTAL APPROVAL EXCEPTIONS

EXHIBIT 2.1 FORM OF REQUEST FOR EXECUTION  AND DELIVERY OF CERTIFICATES

EXHIBIT 2.2A FORM OF CERTIFICATE OF PARTICIPATION

EXHIBIT 2.2B FORM OF GLOBAL CERTIFICATE OF PARTICIPATION

EXHIBIT 3.8 FORM OF REQUISITION FOR DISBURSEMENT FROM CAPITAL
            REPAIR AND REPLACEMENT ACCOUNT

             TRUST INDENTURE AND SECURITY AGREEMENT RELATING TO
              AN ENERGY SAVINGS PERFORMANCE CONTRACT PROJECT


    THIS TRUST INDENTURE AND SECURITY AGREEMENT RELATING TO AN ENERGY SAVINGS PERFORMANCE CONTRACT PROJECT (the "Trust Agreement"), is made as of September 1 ,1999, by and between HEC/Tobyhanna Energy Project, Inc., a Massachusetts corporation (the "Company") and United States Trust Company of New York, a NewYork banking corporation, as trustee (the "Trustee"). Certain initially-capitalized terms used herein are used with the meanings set forth in Article I hereof.

                                  RECITALS

    WHEREAS, the Contractor and the Government have entered into the ESPC Task Order whereby the Contractor has agreed to construct, install, own, test, operate, monitor and maintain, for the benefit of the Government, the ESPC Project at the Department of the Army's Tobyhanna Army Depot in Pennsylvania, and the Government has agreed to use and pay for the energy and capital cost savings benefits of the ESPC Project.

    WHEREAS, the ESPC Task Order has been assigned by the Contractor to, and assumed by, the Company, a wholly-owned subsidiary of the Contractor, with the approval of the Government, as evidenced by the Novation Agreement.

    WHEREAS, the ESPC Project will be owned by the Company, and will be implemented and administered by the Contractor under the Project Management Services Agreement by and between the Company and the Contractor, and will be utilized and paid for by the Government in accordance with the terms and specifications of the ESPC Task Order.

    WHEREAS, under the ESPC Task Order the Government is obligated to make ESPC Task Order Payments to the Company , commencing upon Acceptance of the Project by the Government. The ESPC Task Order Payments, together with a portion of the Proceeds deposited in the Capitalized Debt Service Account, shall be applied first, to pay the amounts due on the Certificates to be issued hereunder, and then, to such other purposes as are permitted hereunder.

   WHEREAS, the Proceeds of the Certificates shall be delivered to the Trustee and shall be applied in accordance with the terms of the Project Loan Agreement, the Project Note and this Trust Agreement, including application in connection with the acquisition, development, construction, installation and financing of the ESPC Project.

   WHEREAS, in connection with the Project Financing contemplated hereby, the Company has assigned to the Trustee for the benefit of the Certificate Holders, as more fully recited in the Assignment Agreement, all of its right, title and interest in and to the ESPC Task Order and the ESPC Task Order Payments, but none of its responsibilities or obligations under the ESPC Task Order, and notice of such assignment will be delivered to the Government by the Trustee on the Closing Date pursuant to the Notice of Assignment.

   WHEREAS, the Trustee is authorized and directed, pursuant to and in accordance with this Trust Agreement, to collect ESPC Task Order Payments and to transfer and disburse such funds as provided herein.

   WHEREAS, the Trustee hereby agrees, subject to and in accordance with this Trust Agreement, to hold the funds in the Trust Fund established pursuant to
Article III hereof in trust for the Certificate Holders, subject to application and disbursement as provided herein.

   WHEREAS, the Trust Fund is intended to qualify as a fixed investment trust within the meaning of Treasury Regulation Sec 301.7701-4(c), and it is neither the purpose nor the intent of the parties hereto to create a partnership, joint venture, or association taxable as a corporation between or among any or all of the parties hereto. The sole purpose of the trust created hereby shall be for the protection and conservation of the trust corpus for the benefit of the Certificate Holders. Accordingly, and notwithstanding anything to the contrary contained herein, the trust created hereby shall be prohibited from engaging in any trade or business or from varying the investment of the Certificate Holders.

   WHEREAS, each party represents that all acts, conditions and things required by law to exist, happen and be performed precedent to and in connection with its execution and entering into of this Trust Agreement have happened and have been performed in regular and due time, form and manner required by law, and that such party is now fully empowered to execute and enter into this Trust Agreement.

                                    GRANTING CLAUSE

NOW, THEREFORE, THIS TRUST INDENTURE AND SECURITY AGREEMENT WITNESSETH, that, for and in consideration of the premises and the mutual undertakings, provisionsand agreements herein contained, and of the purchase and acceptance of the Certificates by the Holders, and the acceptance by the Trustee of the trusts hereby created, and for other good and valuable consideration, the receipt of which is hereby acknowledged, and in order to provide for the payment of the Principal and Interest with respect to the Certificates according to their true intent and meaning, and to provide for the performance and observance of all covenants and conditions therein, herein and in the Project Loan Agreement and Project Note contained, and to fix and declare the terms and conditions upon which the Certificates are to be executed, delivered, secured and enforced, the Company, for the benefit of the Certificate Holders, hereby confirms the assignment of the ESPC Task Order Payments to the Trustee pursuant to the Assignment Agreement and hereby pledges, transfers and assigns to the Trustee, and grants a security interest and lien to the Trustee in, the following described property, rights and interests (collectively, the "Pledged Property"):

     (a) all revenues and other income, charges and monies realized from the ESPC Task Order and from the sale or other disposition of the ESPC Project (including casualty insurance, condemnation proceeds and any termination payments payable by the Government under the ESPC Task Order) and all monies and investments in the Trust Fund;

(b) all monies deposited with the Trustee pursuant to the Assignment Agreement and all investment earnings thereon;

(c) all other monies deposited in the Trust Fund and investment earnings thereon;

(d) the ESPC Task Order, and all amendments, extensions and renewals thereto or thereof, together with the present and continuing right to make claim for, collect, receive and receipt for any of the payments and revenues payable or receivable thereunder, to bring actions and proceedings thereunder or for the enforcement thereof, and to do any and all things which the Company is or may become entitled to do under the ESPC Task Order;

(e) the Collateral and any additional property that may from time to time, by delivery or by writing of any kind, be transferred to the Trustee;

(f) all easements, pipeline easements, rights-of-way, revocable permits, access agreements and licenses held by, assigned to or exercisable by the Company under the ESPC Task Order or in connection with the ESPC Project;

(g) all UGI Pipeline Agreements;

(h) all Governmental Approvals, to the extent assignable;

(i) the Project Management Services Agreement, and all amendments, extensions and renewals thereto or thereof, together with the present and continuing right to bring actions and proceedings thereunder or for the enforcement thereof, and to do any and all things which the Company is or may become entitled to do under the Project Management Services Agreement;

(j) all payment and performance bonds and sureties posted by the Contractor, to the extent of the Company's interest as a beneficiary or obligee thereunder;

(k) the HEC Contribution Agreement; and

(l) the NU Undertaking.

     TO HAVE AND TO HOLD all of the above to the Trustee and its successors in said trust and to its and their assigns forever, for the equal and proportionate benefit, security and protection of all present and future Holders of the Certificates executed and delivered hereunder and Outstanding, without preference, priority or distinction of any one Certificate over any other, upon the trusts and subject to the covenants and conditions hereinafter set forth.

                                    ARTICLE I
                          DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1 Definitions


   The terms defined below shall have the meanings given to them for purposes of this Trust Agreement and all Exhibits hereto unless otherwise specifically defined in such Exhibits (such definitions to be applicable equally to both singular and plural forms of the terms defined).

   Acceptance means the date on which the Government has issued a certificate of acceptance, or amended the Task Order, or delivered other evidence indicating the Government's acceptance of the ESPC Project, except for the Gate Station Work. Additional Certificates has the meaning given such term in
Section 2.15
hereof.

   Affiliate with respect to any Person, means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise. No individual shall be deemed to be an affiliate of a Person solely by reason of his or her being a director, committee member, officer or employee of such Person.

   Assignment Agreement means that certain Certificate of Assignment of Task Order Payments dated as of September 30, 1999, by and between the Company and the Trustee relating to the assignment of certain rights and interests in the ESPC Task Order.

   Assignment and Assumption Agreement means that certain Assignment and Assumption Agreement dated as of September 30, 1999, by and between the Contractor and the Company, pursuant to which the Contractor assigns, transfers and conveys to the Company all of the Contractor's right, title and interest in, to and under (i) the ESPC Task Order, (ii) all Governmental Approvals, (iii) the Collateral, in existence as of the date thereof and/or to be acquired or created prior to the Closing Date and (iv) the UGI Pipeline Agreements.







TRUST INDENTURE AND SECURITY AGREEMENT RELATING TO
AN ENERGY SAVINGS PERFORMANCE CONTRACT PROJECT


  THIS TRUST INDENTURE AND SECURITY AGREEMENT RELATING TO AN ENERGY
SAVINGS PERFORMANCE CONTRACT PROJECT (the "Trust Agreement"), is made as of September 1, 1999, by and between HEC/Tobyhanna Energy Project, Inc., a Massachusetts corporation (the "Company") and United States Trust Company of New York, a New York banking corporation, as trustee (the "Trustee"). Certain initially-capitalized terms used herein are used with the meanings set forth in Article I hereof.

RECITALS tc "RECITALS" \f # \l 1

  WHEREAS, the Contractor and the Government have entered into the ESPC
Task Order whereby the Contractor has agreed to construct, install, own, test, operate, monitor and maintain, for the benefit of the Government, the ESPC Project at the Department of the Army's Tobyhanna Army Depot in Pennsylvania, and the Government has agreed to use and pay for the energy and capital cost savings benefits of the ESPC Project.

  WHEREAS, the ESPC Task Order has been assigned by the Contractor to, and assumed by, the Company, a wholly-owned subsidiary of the Contractor, with the approval of the Government, as evidenced by the Novation Agreement.

  WHEREAS, the ESPC Project will be owned by the Company, and will be implemented and administered by the Contractor under the Project Management Services Agreement by and between the Company and the Contractor, and will be utilized and paid for by the Government in accordance with the terms and specifications of the ESPC Task Order.

  WHEREAS, under the ESPC Task Order the Government is obligated to make ESPC Task Order Payments to the Company , commencing upon Acceptance of the Project by the Government. The ESPC Task Order Payments, together with a portion of the Proceeds deposited in the Capitalized Debt Service Account, shall be applied first, to pay the amounts due on the Certificates to be issued hereunder, and then, to such other purposes as are permitted hereunder.

  WHEREAS, the Proceeds of the Certificates shall be delivered to the Trustee and shall be applied in accordance with the terms of the Project Loan Agreement, the Project Note and this Trust Agreement, including application in connection with the acquisition, development, construction, installation and financing of the ESPC Project.

  WHEREAS, in connection with the Project Financing contemplated hereby, the Company has assigned to the Trustee for the benefit of the Certificate Holders, as more fully recited in the Assignment Agreement, all of its right, title and interest in and to the ESPC Task Order and the ESPC Task Order Payments, but none of its responsibilities or obligations under the ESPC
Task Order, and notice of such assignment will be delivered to the Government by the Trustee on the Closing Date pursuant to the Notice of Assignment.

  WHEREAS, the Trustee is authorized and directed, pursuant to and in accordance with this Trust Agreement, to collect ESPC Task Order Payments and to transfer and disburse such funds as provided herein.

  WHEREAS, the Trustee hereby agrees, subject to and in accordance with this Trust Agreement, to hold the funds in the Trust Fund established pursuant to Article III hereof in trust for the Certificate Holders, subject to application and disbursement as provided herein.

  WHEREAS, the Trust Fund is intended to qualify as a fixed investment trust within the meaning of Treasury Regulation Section 301.7701-4(c), and it is neither the purpose nor the intent of the parties hereto to create a partnership, joint venture, or association taxable as a corporation between or among any or all of the parties hereto. The sole purpose of the trust created hereby shall be for the protection and conservation of the trust corpus for the benefit of the Certificate Holders. Accordingly, and notwithstanding anything to the contrary contained herein, the trust created hereby shall be prohibited from engaging in any trade or business or from varying the investment of the Certificate Holders.

  WHEREAS, each party represents that all acts, conditions and things required by law to exist, happen and be performed precedent to and in connection with its execution and entering into of this Trust Agreement have happened and have been performed in regular and due time, form and manner required by law, and that such party is now fully empowered to execute and enter into this Trust Agreement.

GRANTING CLAUSE tc "GRANTING CLAUSE" \f # \l 1
NOW, THEREFORE, THIS TRUST INDENTURE AND SECURITY AGREEMENT WITNESSETH, that, for and in consideration of the premises and the mutual undertakings, provisions and agreements herein contained, and of the purchase and acceptance of the Certificates by the Holders, and the acceptance by the Trustee of the trusts hereby created, and for other good and valuable consideration, the receipt of which is hereby acknowledged, and in order to provide for the payment of the Principal and Interest with respect to the Certificates according to their true intent and meaning, and to provide for the performance and observance of all covenants and conditions therein, herein and in the Project Loan Agreement and Project Note contained, and to fix and declare the terms and conditions upon which the Certificates are to be executed, delivered, secured and enforced, the Company, for the benefit of the Certificate Holders, hereby confirms the assignment of the ESPC Task Order Payments to the Trustee pursuant to the Assignment Agreement and hereby pledges, transfers and assigns to the Trustee, and grants a security interest and lien to the Trustee in, the following described property, rights and interests (collectively, the "Pledged Property"):
(a) all revenues and other income, charges and monies realized from the ESPC Task Order and from the sale or other disposition of the ESPC
Project (including casualty insurance, condemnation proceeds and any termination payments payable by the Government under the ESPC Task
Order) and all monies and investments in the Trust Fund;
(b) all monies deposited with the Trustee pursuant to the Assignment Agreement and all investment earnings thereon;
(c) all other monies deposited in the Trust Fund and investment earnings thereon;
(d) the ESPC Task Order, and all amendments, extensions and renewals thereto or thereof, together with the present and continuing right to make claim for, collect, receive and receipt for any of the payments and revenues payable or receivable thereunder, to bring actions and proceedings thereunder or for the enforcement thereof, and to do any and all things which the Company is or may become entitled to do under the ESPC Task Order;
(e) the Collateral and any additional property that may from time to time, by delivery or by writing of any kind, be transferred to the Trustee;
(f) all easements, pipeline easements, rights-of-way, revocable permits, access agreements and licenses held by, assigned to or exercisable by the Company under the ESPC Task Order or in connection with the ESPC Project;
(g)  all UGI Pipeline Agreements;
(h)  all Governmental Approvals, to the extent assignable;
(i) the Project Management Services Agreement, and all amendments, extensions and renewals thereto or thereof, together with the present and continuing right to bring actions and proceedings thereunder or for the enforcement thereof, and to do any and all things which the Company is or may become entitled to do under the Project Management Services Agreement;
(j) all payment and performance bonds and sureties posted by the Contractor, to the extent of the Company's interest as a beneficiary or obligee thereunder;
(k)  the HEC Contribution Agreement; and
(l)  the NU Undertaking.
TO HAVE AND TO HOLD all of the above to the Trustee and its successors in said trust and to its and their assigns forever, for the equal and proportionate benefit, security and protection of all present and future Holders of the Certificates executed and delivered hereunder and Outstanding, without preference, priority or distinction of any one Certificate over any other, upon the trusts and subject to the covenants and conditions hereinafter set forth.
ARTICLE I
DEFINITIONS AND RULES OF CONSTRUCTION tc "ARTICLE I: DEFINITIONS AND RULES OF CONSTRUCTION" \f # \l 1
Section 1.1  Definitions
 tc "Section 1.1 Definitions" \f # \l 2 . The terms defined below shall have the meanings given to them for purposes of this Trust Agreement and all Exhibits hereto unless otherwise specifically defined in such Exhibits (such definitions to be applicable equally to both singular and plural forms of the terms defined).
Acceptance means the date on which the Government has issued a certificate of acceptance, or amended the Task Order, or delivered other evidence indicating the Government's acceptance of the ESPC Project, except for the Gate Station Work.
Additional Certificates has the meaning given such term in Section 2.15 hereof.
Affiliate with respect to any Person, means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise. No individual shall be deemed to be an affiliate of a Person solely by reason of his or her being a director, committee member, officer or employee of such Person. Assignment Agreement means that certain Certificate of Assignment of Task Order Payments dated as of September 30, 1999, by and between the Company and the Trustee relating to the assignment of certain rights and interests in the ESPC Task Order.
Assignment and Assumption Agreement means that certain Assignment and Assumption Agreement dated as of September 30, 1999, by and between the Contractor and the Company, pursuant to which the Contractor assigns, transfers and conveys to the Company all of the Contractor's right, title and interest in, to and under (i) the ESPC Task Order, (ii) all Governmental Approvals, (iii) the Collateral, in existence as of the date thereof and/or to be acquired or created prior to the Closing Date and (iv) the UGI Pipeline Agreements.

Authorized Officer, when used with respect to the Company, the Contractor or the Trustee, means the President, any Vice President, Secretary, Assistant Secretary or Treasurer of the Company, the Contractor or the Trustee, respectively, any Assistant Vice President or Trust Officer of the Trustee, or any other officer of the Company, the Contractor or the Trustee, respectively, designated in writing by the Boards of Directors of the Company, the Contractor or the Trustee, respectively, as an Authorized Officer for purposes of the ESPC Task Order, the Trust Agreement, the Project Loan Agreement or the Project Management Services Agreement, or any document or certificate delivered pursuant thereto.

Business Day means any day other than (i) a Saturday or Sunday, or (ii) a day on which banks are required or authorized to close (a) in the city in which the Trustee maintains its Principal Office or (b) in Boston, Massachusetts.

   Capitalized Debt Service Account means the account established by the Trustee within the Trust Fund pursuant to Section 3.4 hereof.
Capitalized Interest Subaccount means the subaccount established by the Trustee within the Capitalized Debt Service Account pursuant to Section 3.4 hereof.

   Capitalized Principal Subaccount means the subaccount established by the Trustee within the Capitalized Debt Service Account pursuant to Section 3.4 hereof.

   Capital Proceeds Account means the account established by Trustee within the Trust Fund pursuant to Section 3.9 hereof.

   Capital Repair and Replacement Account means the account established by Trustee within the Trust Fund pursuant to Section 3.8 hereof.

   Certificate means the 7.625% Certificates of Participation to be delivered pursuant to this Trust Agreement in an original aggregate Principal amount of $26,477,000, and in substantially the form of Exhibit 2.2A or 2.2B hereto, and shall also include any Additional Certificates issued hereunder in compliance with the requirements of Section 2.15 hereof.

   Certificate Holder or Holder, in the case of any Certificate, means the person in whose name such Certificate is registered in the Certificate Register maintained by the Trustee.

   Certificate Payment Account means the account established by the Trustee within the Trust Fund pursuant to Section 3.7 hereof.
Certificate Purchase Agreement means the Certificate Purchase Agreement dated September 30, 1999 by and between the Company and first Union Capital Markets Corp.

   Certificate Rate means the per annum rate payable on the Certificates as of the Closing Date.

   Certificate Register means the register the Trustee is required to maintain pursuant to Section 2.6 hereof.
Closing means the consummation of the transactions contemplated in the

   Closing Memorandum.

   Closing Date means September 30, 1999 or such other date as the parties hereto may agree.

   Closing Memorandum means the closing memorandum provided for in
Section 3.1 hereof.

   Collateral means (i) all goods, equipment, machinery, structures, fixtures or other tangible property (including building materials and supplies, and all gas pipelines, mains, meters, valves, fixtures, fittings and appurtenances thereto), wherever located or installed, whether now owned or hereafter acquired, which are or are to be installed as part of, or are or are to be used in connection with the installation and the operation of, the ESPC Project at any time, all attachments or accessions thereto, and all substitutions and replacements thereof, (ii) all books, records, warranties and other general intangibles at any time relating to any of the foregoing and (iii) all proceeds, including insurance proceeds, of any of the foregoing.

   Company Account means the account established by the Trustee within the Trust Fund pursuant to Section 3.10 hereof.
Construction Account means the account established by the Trustee within the Trust Fund pursuant to Section 3.2 hereof.

   Contractor means HEC Inc., a Massachusetts corporation, together with any successor thereto approved by the Trustee, the Government, and, provided no Event of Default hereunder has occurred and is continuing, the Company. Coverage Amount has the meaning given such term in Section 3.6(c)(i)(C) hereof.

   Debt Service Reserve Account means the account established by the Trustee within the Trust Fund pursuant to Section 3.5 hereof.
Debt Service Reserve Requirement has the meaning set forth in Section 3.5(b) hereof.

   Defaulted Payment has the meaning given such term in Section 2.4(c) hereof.

   Default Rate means the rate per annum equal to the lower of (i) two percent (2%) plus the Certificate Rate, or (ii) the maximum interest rate permitted by law.

   Depositary means with respect to any Global Certificates, DTC or any successor depositary appointed by the Company as a successor to DTC in the event DTC is unwilling or unable to continue to serve in such capacity, such successor to be a clearing agency registered under the Securities Exchange Act of 1934, as amended.

   DTC means The Depository Trust Company.

   Engineer's Report means a report from the Independent Enginee.

   ESPC Contract means, that certain Energy Savings Performance Contract No. DACA87-97-D-0068, effective August 11, 1997, by and between the Government and the Contractor, as amended by amendments dated December 19, 1997, August 14, 1998 and April 12, 1999.

   ESPC Task Order Payments means the amount of each monthly payment required to be made by the Government, as set forth in the ESPC Task Order, commencing upon Acceptance of the ESPC Project.

   ESPC Project means the design, development, acquisition, construction, installation, testing, ownership, operation, monitoring and maintenance by the Company, pursuant to the ESPC Task Order, of three (3) energy cost savings measures ("ECSM"), located at or serving the Tobyhanna Army Depot in Tobyhanna, Pennsylvania. ECSM1 consists of a new high-efficiency, decentralized, gas-fired heating system, including the construction in the public right-of-way of a gas pipeline to transport natural gas from a nearby interstate natural gas pipeline; ECSM2 consists of a lighting modifications program to upgrade lighting systems to high-efficiency equipment; ECSM3 consists of an energy management and control system to monitor and optimize the operations of the HVAC systems and equipment.

   ESPC Task Order Payment Account means the account established by the Trustee within the Trust Fund pursuant to Section 3.6 hereof.

  ESPC Task Order Payment Date means any date on which an ESPC Task Order Payment is due in accordance with the terms of the ESPC Task Order.

   ESPC Task Order means that certain Task Order No. 0001 dated January 7, 1999, as amended by Modification 1 effective June 25, 1999, together with all scope of work documents, HEC Proposal No. 1 dated September 25, 1998, HEC Proposal No. 1-Phase 2 dated May 14, 1999, the Operation and Maintenance Plan dated May 14, 1999, the Site Safety and Health Plan and Quality Control Plan dated May 14, 1999, including all provisions of the ESPC Contract incorporated by reference therein and all other documents incorporated by the Task Order, as such Task Order has been assigned to, and assumed by, the Company pursuant to the Assignment and Assumption Agreement, and as such Task Order may be further amended, modified or supplemented from time to time by the Government and the Company, with the consent of the Contractor and the Trustee.

   Event of Default means an event of default described in Section 4.1 hereof.

   Financing Statements means Uniform Commercial Code Financing Statements naming the Company as debtor and the Trustee as secured party to be filed with filing offices in Massachusetts and Pennsylvania to perfect the Trustee's lien and security interest in the Pledged Property.
Gate Station Reserve Account means the account established by the Trustee within the Trust Fund pursuant to Section 3.3 hereof.

   Gate Station Work means that portion of the ESPC Project that involves the construction and installation of an upgraded gate station on the Transco interstate natural gas pipeline.

   Global Certificate means a Certificate issued to the Depositary or its nominee, and registered in the name of such Depositary or nominee for the purpose of permitting the book-entry system of transfer for the Certificates, and in substantially the form of Exhibit 3.2B hereto.
Government means the Government of the United States of America, acting by and through the Department of the Army.

   Governmental Approvals means any authorization, consent, approval, license, franchise, lease, ruling, permit, tariff, rate, certification, exemption, filing or registration by or with any Governmental Authority (including, without limitation, zoning variances, special exceptions and non-conforming uses) relating to the construction, ownership, operation or maintenance of the ESPC Project, or to the execution, delivery or performance of any Project Financing Document, meaning and intending to exclude, however, any approval from the Department of the Army relating to Acceptance of the ESPC Project under the Task Order.

  Governmental Authority means the federal government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any other governmental entity with authority over any aspect of construction, ownership or operation of the ESPC Project. Government Termination Redemption Premium means an amount equal to five percent (5.0%) of the outstanding Principal amount of Certificates to be redeemed pursuant to Section 5.3(a) hereof.

   Guaranty by any Person shall mean any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing in any manner any debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, bonds, or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided, that the term "Guaranty" shall not include (x) endorsements for collection or deposit in the ordinary course of business, or (y) indemnity or hold harmless provisions included in contracts entered into in the ordinary course of business. The term "Guaranty" or "Guaranteed" used as a verb has a correlative meaning.

   HEC Contribution Agreement means the Contribution Agreement dated as of September 30, 1999 by and between the Contractor and the Company, and assigned to the Trustee, pursuant to which the Contractor agrees, in the event that the Government has not commenced to make monthly ESPC Task Order Payments on or prior to the date on which all funds in the Capitalized Debt Service Account have been applied by the Trustee to make payments of Interest and Principal on the Certificates, to pay to the Trustee an amount sufficient to permit the Trustee to pay in full the amount of any payment of Interest and Principal due and payable on the Certificates prior to December 31, 2000, or accruing with respect to the Certificates through December 31, 2000.

   Independent Engineer means initially, Concord Partners LLC, and any successor thereto that is a nationally-recognized engineering firm of similar standing that is mutually acceptable to the Trustee, the Company and the Contractor.

   Interest, with respect to any Certificate, means the amounts denominated as such in the Payment Schedule set forth in such Certificate, as such amounts may be affected by any redemptions or acceleration of the Certificates.

   Make-Whole Premium has the meaning given such term in Section 5.1 hereof.

   Notice of Assignment of Claims means those certain Notice(s) of Assignment of Claims dated September 30, 1999 from the Trustee to the Government and to the surety company furnishing payment and performance bonds in connection with the ESPC Project, relating to the assignment by the Company to the Trustee of the ESPC Task Order Payments.

   Novation Agreement means that certain Novation Agreement dated as of September 30, 1999, by and among the Contractor and the Company, and approved by the Government, relating to the ESPC Task Order.
NU Undertaking means that certain letter dated as of September 30, 1999 from Northeast Utilities concerning the existence and ownership of the Contractor.

   Opinion of Counsel means a written opinion of counsel, either expressly referred to herein or otherwise reasonably satisfactory to the Trustee, which may include, without limitation, counsel for the Company or the Contractor, whether or not such counsel is an employee of any of them or any Affiliate thereof.

   Outstanding, when used with reference to the Certificates as of any particular date, means all Certificates theretofore issued and delivered by the Trustee, excluding: (i) Certificates which have been exchanged or replaced; (ii) Certificates which have been paid in full; (iii) Certificates which have become due and for the payment of which monies have been duly provided; and (iv) Certificates for the payment of which monies, equal to the Principal amount thereof, with Interest to the date of maturity, shall be held in trust under the provisions of Section 3.12(a)(ii) hereof and set aside for such payment (whether at or prior to the maturity date thereof). The term "Outstanding", when used in reference to the Project Note means the original principal amount of such Project Note as reduced by the applicable portion of payments of Principal of the Certificates which have been paid or provided for.

  Payment Date, with respect to the Certificates, means February 15 and August 15 of each year commencing February 15, 2000, and terminating on August 15, 2022 or earlier repayment thereof, or, in case of any acceleration or redemption, such other date or dates as established in accordance herewith.

   Permitted Investments means any of the following:

   (i) Bonds, notes or obligations of the United States or debentures, notes or other obligations for which the full faith and credit of the United States are pledged for the payment of principal and interest issued or guaranteed by any of the following: the Federal National Mortgage Association, the Federal Financing Bank, the Federal Home Loan Mortgage Association, the Federal Housing Administration, the Farmers Home Administration and the Government National Mortgage Association, which mature on or before the date on which the proceeds of such bonds, notes or obligations are expected to be required for the purposes set forth herein;

   (ii) Bonds, notes or obligations that are rated AA (or better) by any Rating Agency (or are otherwise acceptable thereto), are fully guaranteed as to principal and interest by a federal agency of the United States and mature on or before the date on which the proceeds of such bonds, notes or obligations are expected to be required for purposes set forth herein;

  (iii) Certificates of deposit issued by a bank (as defined in Section 3(a)(2) of the Securities Act) (which may include the Trustee, a successor thereto or any of its affiliates), the par amount of which is insured by the Federal Deposit Insurance Company;

  (iv) Repurchase agreements providing for the transfer of securities from a dealer bank or securities firm (seller/borrower) to the Trustee (buyer/lender), and the transfer of cash from the Trustee to the dealer bank or securities firm with an agreement that the dealer bank or securities firm will repay the cash plus a yield to the Trustee in exchange for the securities at a specified date. Repurchase agreements must satisfy the following criteria:

     (A) Repurchase agreements must be between the Trustee and a dealer bank or securities firm of the type listed below:

         (1) Primary dealers on the Federal Reserve reporting dealer list which fall under the jurisdiction of the Securities Investors Protectors Company ("SIPC"); or

         (2) Banks rated AA or above by any Rating Agency.

    (B) The written repurchase agreement contract must include the following provisions:

         (1) A limitation on securities which are acceptable for transfer to direct United States government obligations;

         (2) The term of the repurchase agreement may not exceed one year;

         (3) Delivery of the collateral to the Trustee or third party acting as agent for the Trustee (if the Trustee is supplying the collateral) must occur before/simultaneous with payment (perfection by possession or certificated securities);

         (4) Delivery of an Opinion of Counsel that the Trustee has a perfected first priority security interest in the collateral;

         (5) That the collateral will be free and clear of third party liens and in the case of a SIPC broker was not acquired pursuant to a repurchase agreement or reverse repurchase agreement;

         (6) That a failure to maintain the requisite percentage of collateral will require the Trustee to liquidate the collateral;

         (7) That the collateral will be valued weekly by the dealer bank or securities firm, market-to-market at current market price plus accrued interest; and

         (8)That the value of collateral will be equal to 104% if maturing in one year or less, or 112% if maturing in more than one year but no more than five years, of the amount of cash transferred by the Trustee to the dealer bank or security firm under the repurchase agreement plus accrued interest. If the value of securities held as collateral slips below 104% if maturing in one year or less, or 112% if maturing in more than one year but no more than five years, of the value of the cash transferred by the Trustee, then additional cash and/or acceptable securities must be transferred;

    (v) Investment agreements with an insurance company (as defined in Section 2(13) of the Securities Act), a bank (as defined in Section 3(a)(2) of the Securities Act), or a financial institution guaranteed by an insurance company approved by any Rating Agency, which agreements have been approved by any Rating Agency; and

   (vi) Any account of a money market fund rated AA or better by any Rating Agency that invests primarily in direct obligations issued by the United States Treasury, including one for which the Trustee (or an affiliate of the Trustee) acts as an adviser, restricted to obligations with maturates of one year or less and rated in the highest rating category by any Rating Agency.

     Person means any individual, sole proprietorship, corporation, partnership, joint venture, limited liability company, trust, unincorporated association, institution, Governmental Authority or any other entity. Pledged Property shall have the meaning set forth in the Granting Clause hereof.

     Principal, with respect to any Certificate, means the amounts denominated as such in the Payment Schedule set forth in such Certificate, as reduced from time to time by payments or redemptions thereof.

     Principal Office, with respect to the Trustee, means the principal office of the Trustee situated in New York, New York, at which the Trustee conducts its corporate trust business.

    Proceeds means the total proceeds, after reduction for original issue discount, from the issuance and sale of the Certificates.

    Project Financing means the advances to the Company made pursuant to the

    Project Loan Agreement and the Project Note by the Trustee in the aggregate principal amount of $26,477,000, utilizing the Proceeds of the Certificates deposited for the account of the Company in the Trust Fund, including amounts deposited by the Trustee pursuant to the Closing Memorandum in the accounts established pursuant to Article III hereof and amounts disbursed directly to the Company, the Contractor or third-parties on the Closing Date pursuant to the Closing Memorandum.

   Project Financing Documents means, collectively, the ESPC Task Order, the Assignment and Assumption Agreement, the Novation Agreement, this Trust Agreement, the Certificates, the Certificate Purchase Agreement, the Project Loan Agreement, the Project Note, the Financing Statements, the Assignment Agreement, the Notice of Assignment of Claims, the HEC Contribution Agreement, the NU Undertaking and the Project Management Services Agreement. Project Loan Agreement means that certain Project Loan Agreement dated as of September 1 30, 1999, by and between the Company and the Trustee relating to the Project Financing, as amended from time to time in accordance with the provisions thereof and hereof.\

   Project Management Services Agreement means that certain Project Management Services Agreement dated as of September 30, 1999, by and between the Company and the Contractor, as may be amended from time to time with the consent of the Trustee.

   Project Note means the promissory note dated as of the Closing Date issued by the Company, and payable to the Trustee in the aggregate principal amount of the Project Financing.

   Rating Agency means either Standard & Poor's Rating Services or Moody's Investors Service, Inc.

   Reconstruction Contractor has the meaning set forth in Section 7.20(d) hereof.

   Reconstruction Period has the meaning set forth in Section 7.20(d) hereof.

   Reconstruction Work has the meaning set forth in Section 7.20(e) hereof.

   Record Date with respect to any Payment Date, means the date which is 15 days (or if such date is not a Business Day, the preceding Business Day) before such Payment Date or such other special Record Date as established by the Trustee in accordance herewith.

  Redemption Date when used with respect to any Certificate to be redeemed means the date fixed for such redemption by or pursuant to this Trust Agreement.

   Redemption Price when used with respect to any Certificate to be redeemed means the price (inclusive of accrued Interest and premium, if any) at which it is to be redeemed pursuant to this Trust Agreement and the terms of such Certificate.

   Requisition means a requisition for an advance pursuant to the Project Loan Agreement, in the form attached as an exhibit to the Project Loan Agreement.

   Securities Act means the Securities Act of 1933, as amended.
Task Order shall have the meaning set forth in the definition of "ESPC Task Order" herein.

  Termination Payment Subaccount means the subaccount established by the Trustee within the Certificate Payment Account pursuant to Section 3.7 hereof.

   Trustee means United States Trust Company of New York, a New York banking corporation, in its capacity as trustee for the Certificate Holders pursuant hereto, or any substitute or successor pursuant to the terms hereof.

   Trust Fund means the trust fund established pursuant to Article III hereof.

   UGI Pipeline Agreements means that certain Pipeline Operations and Maintenance Agreement dated August 30, 1999 and the Engineering Agreement dated March 26, 1999, each by and between UGI Utilities, Inc. and the Contractor, as assigned by the Contractor to the Company pursuant to the Assignment and Assumption Agreement.

Section 1.2 Rules of Construction

     Words of the masculine and feminine genders shall be deemed and construed to include the neuter gender. Unless the context otherwise indicates, the singularnumber shall include the plural number and vice versa, and words importing persons shall include Companies and associations, including public bodies, as well as natural persons. The terms "hereby", "hereof", "hereto", "herein", "hereunder" and any similar terms, as used in this Trust Agreement, refer to this Trust Agreement.

                                  ARTICLE II

                       CERTIFICATES; TERMS AND PROVISIONS

Section 2.1

    Section 2.1  Preparation of Certificates.

    (a) The Trustee is hereby authorized, upon receipt of a written request from the Company for execution and delivery of Certificates in the form attached hereto as Exhibit 2.1, to execute and deliver Certificates in an aggregate original Principal amount of $26,477,000. Such Certificates shall be prepared by the Company and delivered to the Trustee for execution thereby.

   (b) The Trustee shall not, at any time while the Certificates are Outstanding, execute additional certificates payable from ESPC Task Order Payments or otherwise entitled to the benefits hereof, except as set forth in Sections 2.7 to 2.10 hereof, inclusive, and Section 2.15 hereof.

Section 2.2  Form of Certificates; Denominations; Global Certificates.

    (a) The Certificates shall be delivered in the form of fully registered Certificates or a single Global Certificate for each maturity. The Certificates shall be delivered in denominations of $100,000 and any $1,000 multiples in excess thereof, and shall be substantially in the form set forth in Exhibit 2.2A hereto in the case of a fully registered Certificate and in the form set forth in Exhibit 2.2B hereto in the case of a Global Certificate.

    (b) Each Certificate, including each Global Certificate, shall bear a legend substantially to the following effect:

         "This Certificate has not been registered under the Securities Act of 1933, as amended, and may not be sold or transferred unless the registration provisions of said Act and any applicable state securities laws have been satisfied or unless in the Opinion of Counsel satisfactory to the Trustee and the Company compliance with such provisions is not required."

    (c) If Certificates are requested to be issued pursuant to Section 2.1 hereof in the form of one Global Certificate for each maturity, the Company shall prepare and deliver to the Trustee for execution thereby, one or more Global Certificates that shall represent and shall be denominated in an amount equal to the aggregate Principal amount of all Certificates to be issued, shall be registered in the name of the Depositary (or its nominee), shall be delivered by the Trustee to the Depositary or pursuant to its instructions and shall bear a legend substantially to the following effect:

        "Unless and until it is exchanged in whole or in part for Certificates in definitive registered form, this Global
Certificate may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor
Depositary."

    Section 2.3  Date of Certificates

    All Certificates originally issued pursuant hereto shall be dated as of the Closing Date. Certificates issued upon transfer of originally issued Certificates shall be dated the date on which such Certificates are executed by the Trustee.

    Section 2.4  Payment of Principal and Interest with Respect to
Certificates.

    Each Certificate shall bear Interest from the Closing Date, and shall mature on August 15, 2022. Interest with respect to the Certificates shall be payable semiannually on each Payment Date commencing February 15, 2000, until maturity or redemption of the Certificates, whichever is earlier, with respect to Interest accrued from the preceding Payment Date (or from the Closing Date with respect to the first Payment Date) through the day preceding such Payment Date. The Principal amount of the Certificates shall be payable semiannually on each Payment Date commencing February 15, 2001. The final payment of Principal and Interest with respect to the Certificates shall be on August 15, 2022. The aggregate payments due with respect to the Certificates on each Payment Date are as follows:

Payment                 Interest         Principal             Total
Date                    Payment          Payment              Payment

February 15, 2000     $757,076.72       $    0             $757,076.72
August 15, 2000      1,009,435.63       $    0            1,009,435.63
February 15, 2001    1,009,435.63         31,000.00       1,040,435.63
August 15, 2001      1,008,253.75        467,000.00       1,475,253.75
February 15, 2002      990,449.38        485,000.00       1,475,449.38
August 15, 2002        971,958.75        503,000.00       1,474,958.75
February 15, 2003      952,781.88        523,000.00       1,475,781.88
August 15, 2003        932,842.50        519,000.00       1,451,842.50
February 15, 2004      913,055.63        283,000.00       1,196,055.63
August 15, 2004        902,266.25        294,000.00       1,196,266.25
February 15, 2005      891,057.50        305,000.00       1,196,057.50
August 15, 2005        879,429.38        316,000.00       1,195,429.38
February 15, 2006      867,381.88        328,000.00       1,195,381.88
August 15, 2006        854,876.88        341,000.00       1,195,876.88
February 15, 2007      841,876.25        354,000.00       1,195,876.25
August 15, 2007        828,380.00        367,000.00       1,195,380.00
February 15, 2008      814,388.13        381,000.00       1,195,388.13
August 15, 2008        799,862.50        396,000.00       1,195,862.50
February 15, 2009      784,765.00        411,000.00       1,195,765.00
August 15, 2009        769,095.63        427,000.00       1,196,095.63
February 15, 2010      752,816.25        443,000.00       1,195,816.25
August 15, 2010        735,926.88        460,000.00       1,195,926.88
February 15, 2011      718,389.38        477,000.00       1,195,389.38
August 15, 2011        700,203.75        496,000.00       1,196,203.75
February 15, 2012      681,293.75        514,000.00       1,195,293.75
August 15, 2012        661,697.50        534,000.00       1,195,697.50
February 15, 2013      641,338.75        554,000.00       1,195,338.75
August 15, 2013        620,217.50        576,000.00       1,196,217.50
February 15, 2014      598,257.50        598,000.00       1,196,257.50
August 15, 2014        575,458.75        620,000.00       1,195,458.75
February 15, 2015      551,821.25        644,000.00       1,195,821.25
August 15, 2015        527,268.75        669,000.00       1,196,268.75
February 15, 2016      501,763.13        694,000.00       1,195,763.13
August 15, 2016        475,304.38        721,000.00       1,196,304.38
February 15, 2017      447,816.25        748,000.00       1,195,816.25
August 15, 2017        419,298.75        776,000.00       1,195,298.75
February 15, 2018      389,713.75        806,000.00       1,195,713.75
August 15, 2018        358,985.00        837,000.00       1,195,985.00
February 15, 2019      327,074.38        869,000.00       1,196,074.38
August 15, 2019        293,943.75        902,000.00       1,195,943.75
February 15, 2020      259,555.00        936,000.00       1,195,555.00
August 15, 2020        223,870.00        972,000.00       1,195,870.00
February 15, 2021      186,812.50      1,009,000.00       1,195,812.50
August 15, 2021        148,344.38      1,047,000.00       1,195,344.38
February 15, 2022      108,427.50      1,087,000.00       1,195,427.50
August 15, 2022         66,985.63      1,757,000.00       1,823,985.63
     TOTAL:        $29,751,253.59       $26,477,000     $56,228,253.59

If at any time more than one Certificate is issued and Outstanding, then, the aggregate Principal and Interest payment amounts set forth in the preceding table shall be apportioned between each Certificate on a pro rata basis, reflecting for each Certificate the ratio of the Principal amount of such Certificate divided by the total Principal amount of all Certificates Outstanding.

   (b) Interest payments and payments of Principal that are part of periodic payments of Interest and Principal on any Certificate that are payable on any regular Payment Date and that are punctually paid or provided for shall be made to the person at the last address appearing on the Certificate Register as the Holder thereof as of the close of business on the applicable Record Date. The final payment with respect to any Certificate shall be made only upon surrender of such Certificate to the Trustee at its Principal Office.

   (c) Interest payments and payments of Principal that are part of periodic payments of Interest and Principal on the Certificates that are payable on any regular Payment Date but that are not punctually paid or duly provided for (a "Defaulted Payment") shall cease forthwith to be payable to the Certificate Holders on the relevant regular Record Date solely by virtue of such Holders having been Holders on such regular Record Date. The Trustee shall make payment of any Defaulted Payment on the Certificates, together with interest on the portion thereof equal to Principal (and, to the extent permitted by applicable law, the portion thereof equal to Interest), from the date due until the date paid, at the rate per annum equal to the Default Rate, to the Holders thereof as of the close of business on a special Record Date for the payment of such Defaulted Payment fixed in the following manner. The Company shall notify the Trustee in writing of the amount of a Defaulted Payment proposed to be paid on each Certificate and the date of the proposed payment (which date shall be such as will enable the Trustee to comply with the next sentence hereof), and at the same time the Company shall deposit or cause to be deposited with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Payment or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Payment as provided in this Section 2.4(c). Thereupon the Trustee shall fix a special Record Date for the payment of such Defaulted Payment which shall be not more than 15 nor less than 10 days prior to the date of the proposed Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special Record Date and, in the name and at the expense of the Company (such expense to be paid solely from amounts held hereunder), shall cause notice of the proposed payment of such Defaulted Payment and the special Record Date therefor to be mailed, first-class postage prepaid, to each Certificate Holder at the address thereof as it appears in the Certificate Register not less than 30 nor more than 60 days prior to such special Payment Date. The Trustee may, in its discretion, in the name and at the expense of the Company (such expense to be paid solely from amounts held hereunder), cause a similar notice to be published at least once in a financial journal distributed in the Borough of Manhattan, New York City, but such publication shall not be a condition precedent to the establishment of such special Record Date. Notice of the proposed payment of such Defaulted Payment and the special Payment Date therefor having been mailed as aforesaid, such Defaulted Payment shall be paid to the persons in whose names the Certificates are registered on the related special Record Date.


    (d) Future payments of Principal and Interest on each Certificate which has been partially redeemed pursuant to Section 5.3 of this Trust Agreement shall be reduced by the percentage determined by dividing (i) the amount of Principal redeemed on such Certificate by (ii) the amount of Principal Outstanding on such Certificate immediately prior to such redemption.

    Section 2.5 Execution

The Certificates shall be executed by the Trustee, under this Trust Agreement, by the manual signature of an Authorized Officer or authorized signatory of the Trustee.

    Section 2.6 Certificate Register

The Trustee shall maintain a Certificate Register of the name and address of each Certificate Holder, or, if a Certificate is transferred pursuant to the terms of this Trust Agreement, of the successor holder of such Certificate. The Trustee shall deem and treat the person in whose name any Outstanding Certificate shall be registered upon the Certificate Register as the absolute holder of such Certificate, whether such Certificate shall be overdue or not, for the purpose of receiving payments of, or on account of, the Principal and Interest payments with respect to such Certificate and for all other purposes, and all such payments so made to any such Holder or upon his or her order shall be valid and effectual to satisfy and discharge the liability upon such Certificate to the extent of the sum or sums, so paid, and the Trustee shall not be affected by any notice to the contrary.

Section 2.7 Transfer of Certificates.

A Certificate may be transferred only by recording the transfer thereof on the Certificate Register, upon the surrender of such Certificate for cancellation, accompanied by a written instrument of transfer in a form approved by the Trustee and with a guarantee of signature, duly executed by the Certificate Holder or his or her duly authorized attorney-in-fact. Upon surrender of a Certificate and registration of the transfer, the Trustee shall cancel the surrendered Certificate, and shall execute and deliver in the name of the transferee a new Certificate or Certificates, for a like aggregate amount and maturity and bearing a number not contemporaneously outstanding. The Trustee shall not make any transfer of Certificates between the date of mailing of a notice of redemption pursuant to Section 4.4 hereof and the Redemption Date with respect to which such notice was sent.

Section 2.8 Exchange of Certificates.

Certificates may be exchanged at the Principal Office of the Trustee for Certificates of like Outstanding aggregate amount and the same maturity and having a minimum denomination of $100,000 and any $1,000 multiples in excess thereof. Any Certificate surrendered in an exchange shall be canceled. The Trustee shall require payment by the Certificate Holder requesting such exchange of the cost of printing new Certificates and of any tax, fee or other governmental charge required to be paid with respect to such exchange.

Section 2.9 Temporary Certificates.

Pending
preparation of the definitive Certificates, any Certificates delivered under this Trust Agreement may be initially delivered in temporary form exchangeable for definitive Certificates when ready for delivery. The temporary Certificate may be printed, lithographed or typewritten and may contain such reference to any of the provisions of this Trust Agreement as may be appropriate. Every temporary Certificate shall be executed and delivered by the Trustee upon the same conditions and in substantially the same manner as the definitive Certificates. If the Trustee delivers temporary Certificates, it shall execute and furnish definitive Certificates without delay. Thereupon, the temporary Certificates shall be surrendered for cancellation at the Principal Office of the Trustee, and the Trustee shall deliver in exchange for such temporary Certificates an equal aggregate Principal amount of definitive Certificates of the same maturity. Until so exchanged, the temporary Certificates shall be entitled to the same benefits under this Trust Agreement as definitive Certificates delivered pursuant thereto.

Section 2.10 Certificates Mutilated, Lost, Destroyed or Stolen.

    If any Certificate shall become mutilated, at the written request and expense of the Holder of said Certificate, the Trustee shall execute and deliver to such Holder a new Certificate of like tenor and number, in exchange and substitution for the Certificate so mutilated, but only upon surrender to the Trustee of the Certificate so mutilated. Every mutilated Certificate so surrendered to the Trustee shall be canceled by it and destroyed. If any Certificate shall be lost, destroyed or stolen, evidence of such loss, destruction or theft may be submitted by the Certificate Holder or his, her or its duly authorized agent to the Trustee, and, if such evidence is satisfactory to the Trustee and if an indemnity satisfactory to the Trustee and the Company shall be given, at the expense of the Certificate Holder, the Trustee shall execute and deliver to the Certificate Holder a new Certificate of like tenor and numbered as the Trustee shall determine in lieu of and in substitution for the Certificate so lost, destroyed or stolen. In addition to the transfer fee provided for by Section 2.13 hereof, the Trustee may require payment of a sum not exceeding the actual cost of preparing and executing each new Certificate issued under this Section and of the expenses incurred by the Company and the Trustee hereunder. Any Certificate issued under the provisions of this Section 2.10 in lieu of any Certificate alleged to be lost, destroyed or stolen shall be equally and proportionately entitled to the benefit of this Trust Agreement. The Trustee shall not treat both the original Certificate and any replacement Certificate as being Outstanding for the purpose of determining the amount of Certificates which may be issued hereunder or for the purpose of determining any percentage of Certificates Outstanding hereunder, but both the original and replacement Certificate shall be treated as one and the same.

Section 2.11 Place of Payment.

    The Trustee is hereby appointed paying agent for the Certificates. Principal and Interest with respect to the Certificates, except for the final payment, shall be payable when due by check or draft of the Trustee mailed to the Holder of record of such Certificate, as of the Record Date at the address shown on the Certificate Register. Upon the written request of any Holder of Certificates having an aggregate Principal value of $1,000,000 or more, payments of Principal and Interest with respect to the Certificates shall be wire transferred to an account designated by such Holder, provided that the Trustee shall have received written instructions regarding such wire transfer on or before the ESPC Task Order Payment Date next preceding the date of payment of such Principal and Interest. The final payment with respect to each Certificate shall be payable at the Principal Office of the Trustee upon surrender of the Certificate.

Section 2.12 Evidence of Signatures of Certificate Holders and
Ownership of Certificates.

Any request, direction, consent, revocation of consent, or other instrument in writing required or permitted by this Trust Agreement to be signed or executed by Certificate Holders may be in any number of concurrent instruments of similar tenor, and may be signed or executed by such Certificate Holders in person or by their attorney-in-fact or agents duly appointed by an instrument in writing for that purpose. Proof of the execution of any such instrument, or of any instrument appointing any such attorney or agent, and of the ownership of Certificates shall be sufficient for any purpose of this Trust Agreement if made in the following manner:

    (a) The fact and date of execution by any Certificate Holder or such Holder's attorney or agent of any such instrument and of any instrument appointing any such attorney or agent, may be proved by a certificate, which need not be acknowledged or verified, of an officer of any bank or trust company located within the United States of America, or of any notary public, or other officer authorized to take acknowledgments of deeds to be recorded in such jurisdictions that the person signing such instrument acknowledged before him or her the execution thereof. Where any such instrument is executed by an officer on behalf of such corporation or partnership, such certificate shall also constitute sufficient proof of such person's authority.

    (b) The ownership of Certificates shall be proved in accordance with the Certificate Register maintained by the Trustee pursuant to Section 2.6 hereof. Nothing contained in this Section 2.12 shall be construed as limiting the Trustee to such proof, it being intended that the Trustee may accept any other evidence of the matters herein stated which may seem sufficient to the Trustee. Any request or consent of the Holder of any Certificate shall bind every future Certificate Holder of the same Certificate in respect of anything done or suffered to be done by the Company or the Trustee in pursuance of such request or consent.

Section 2.13 Transfer Fee.

The Trustee may charge a reasonable fee in accordance with its usual fee schedule for each Certificate delivered on the transfer or exchange of Certificates or in replacement of a Certificate mutilated, lost, destroyed or stolen.

Section 2.14  Book Entry.

    (a) If requested by the original beneficial owners of the Certificates, except as provided in Section 2.14(c) hereof, all the Outstanding Certificates shall be represented by a single Global Certificate to permit the book-entry transfer of the Certificates. The registered Holder of such Global Certificate shall be the Depositary (or its nominee). Payment of Interest and/or Principal for such Global Certificate registered in the name of the Depositary (or its nominee) shall be made to the account of the Depositary (or its nominee) on the Payment Date for the Certificates at the address indicated for the Depositary (or its nominee) in the Certificate Register. The "Certificates" referred to in this Section 2.14(a) shall refer to such book-entry Certificates.

    (b) If an election under Section 2.14(a) is made, the Certificates shall be initially issued in the form of a single, authenticated, fully-registered Global Certificate. Upon initial issuance, the ownership of such Global Certificate shall be registered in the Certificate Register in the name of the Depositary (or its nominee). The Trustee and the Company may treat the Depositary (or its nominee) as the sole and exclusive owner of the Certificates registered in its name for the purposes of payment of the Principal or Redemption Price of or Interest on the Certificates, selecting the Certificates or portions thereof to be redeemed, giving any notice permitted or required to be given to Certificate Holders hereunder, registering the transfer of Certificates, obtaining any consent or other action to be taken by Certificate Holders and for all other purposes whatsoever; and neither the Trustee nor the Company shall have any responsibility or obligation to any beneficial owner or any other person claiming a beneficial ownership interest in the Certificates under or through the Depositary, or any other person which is not shown on the Certificate Register as being a Certificate Holder, with respect to the accuracy of any records maintained by the Depositary; the payment to the Depositary of any amount in respect of the Principal or Redemption Price of or Interest on the Certificates; any notice which is permitted or required to be given to Certificate Holders hereunder; the selection by the Depositary of any person to receive payment in the event of a partial redemption of the Certificates; or any consent given or other action taken by the Depositary as Certificate Holder. The Trustee shall pay all Principal and Redemption Price of, and Interest on, the Certificates only to or "upon the order of" the Depositary (as that term is used in the Uniform Commercial Code as adopted in the State of New York), and all such payments shall be valid and effective to fully satisfy and discharge the Trustee's obligations with respect to the Principal or Redemption Price of, and Interest on, the Certificates to the extent of the sum or sums so paid. Except as provided in Section 2.14(c) hereof, no person other than the Depositary shall receive an authenticated Certificate evidencing the obligation of the Company to make payments of Principal or Redemption Price and Interest pursuant to this Trust Agreement. Upon delivery by the Depositary to the Trustee of written notice to the effect that the Depositary has determined to substitute a new nominee in place of the Depositary or its original nominee, the Global Certificate will be transferable to such new nominee in accordance with Section 2.14(f) hereof.

   (c) In the event the Company determines that it is in the best Interest of the Company not to continue the book-entry system of transfer or that the Interest of the beneficial owners of the Certificates might be adversely affected if the book-entry system of transfer is continued, the Company may notify the Depositary and the Trustee, whereupon the Depositary will notify the beneficial owners of the availability through the Depositary of registered Certificates evidencing such beneficial owners' respective ownership of the Certificates. In such event, the Trustee shall issue, transfer and exchange Certificates evidencing the Certificates as requested by the Depositary and any beneficial owner in appropriate amounts in accordance with Section 2.14(f) hereof. The Depositary may determine to discontinue providing its services with respect to the Certificates at any time by giving notice to the Company and the Trustee and discharging its responsibilities with respect thereto under applicable law, or the Company may determine that the Depositary is incapable of discharging its responsibilities and may so advise the Depositary. In either such event, the Company shall either establish its own book-entry system or use reasonable efforts to locate a successor Depositary. Under such circumstances (if there is no successor Depositary), the Company and the Trustee shall be obligated to deliver Certificates evidencing the Certificates as described in the Trust Agreement and in accordance with Section 2.14(f) hereof. In the event Certificates evidencing the Certificates are issued, the provisions of the Trust Agreement shall apply to, among other things, the transfer and exchange of such Certificates evidencing the Certificates and the method of payment of Principal or Redemption Price of, and Interest on, such Certificates evidencing the Certificates. Whenever the Depositary requests the Company and the Trustee to do so, the Trustee and the Company will cooperate with the Depositary in taking appropriate action after reasonable notice (i) to make available one or more separate Certificates evidencing the Certificates to any beneficial owner having Certificates credited to its account with the Depositary or (ii) to arrange for a successor Depositary to maintain custody of a Global Certificate evidencing the Certificates.

   (d) Notwithstanding any other provision of this Trust Agreement to the contrary, so long as the Global Certificate is registered in the name of the Depositary (or its nominee), all payments with respect to the Principal or Redemption Price of, and Interest on, such Global Certificate and all notices with respect to such Global Certificate shall be made and given, respectively, to the Depositary as provided in the representation letter between the Depositary, the Company and the Trustee.

   (e) In connection with any notice or other communication to be provided to Certificate Holders pursuant to the Trust Agreement by the Company or the Trustee or with respect to any consent or other action to be taken by Certificate Holders, the Company or the Trustee, as the case may be, shall establish a record date for such consent or other action and give the Depositary notice of such record date not less than 15 days in advance of such record date to the extent possible.

   (f) In the event that any transfer or exchange of Certificates is permitted under Section 2.14 (b) or (c) hereof, such transfer or exchange shall be accomplished upon receipt by the Trustee from the registered Holder thereof of the Global Certificate to be transferred or exchanged and appropriate instruments of transfer to the permitted transferee, all in accordance with the applicable provisions of the Trust Agreement. In the event Certificates evidencing the Certificates are issued to owners other than the Depositary (or its nominee), as Holder of the Global Certificate representing all the Certificates, or a successor Depositary as Holder of the Global Certificate representing all the Certificates, the provisions of the Trust Agreement shall also apply to, among other things, the printing of such Certificates evidencing the Certificates and the methods of payment of Principal or Redemption Price of, and Interest on, such Certificates evidencing the Certificates.

Section 2.15  Issuance of Additional Certificates.

    (a) Subject to, and in compliance with, all of the terms and conditions of this Article II, except as expressly modified by the provisions of this
Section 2.15, and upon the written request of the Company in the form attached as Exhibit 2.1, the Trustee is authorized to execute and deliver "Additional Certificates", which shall be payable from ESPC Task Order Payments on a pari passu basis with all Certificates originally issued under this Trust Agreement on the Closing Date, and which shall be entitled to all of the benefits hereof and the security interests in the Pledged Property provided hereunder, all on an equal priority basis with all other
Certificates Outstanding hereunder. Additional Certificates shall be dated the date on which such Additional Certificates are executed by the Trustee, and shall be delivered in denominations of $100,000 and any $1,000 multiples in excess thereof; provided, however, that if the total authorized Principal amount of the Additional Certificates is $100,000 or less, then, the Trustee shall issue only a single Additional Certificate.

    (b) Additional Certificates may be issued, either (i) to finance facilities necessary to complete the construction and placement into operation of the ESPC Project, or (ii) to finance extraordinary capital repairs or replacements necessary to maintain or restore the ESPC Project in/to service, or (iii) to finance the installation, operation and maintenance by the Company of additional Energy Cost Savings Measures as part of the ESPC Project, upon the request and with the approval of the Government, in each of the foregoing cases, subject to fulfillment of the following conditions:

       (A) The Company shall certify in an Authorized Officer's certificate to the Trustee, which shall be confirmed in a certificate of the Independent Engineer, that the proceeds of such Additional Certificates are necessary and would reasonably be expected to be sufficient either, to complete construction of the ESPC Project, or to maintain or restore the ESPC Project in/to service, or to finance the installation, operation and maintenance by the Company of additional Energy Cost Savings Measures, as the case may be;

       (B) Either: (1) the Company shall certify in an Authorized Officer's certificate that it has obtained from the Government, and delivered to the Trustee, a modification to the Task Order increasing the amount of the monthly ESPC Task Order Payment, by means of an increase in the monthly fixed Amortization Payment and PIAC thereon (as such terms are used and defined in the ESPC Contract and ESPC Task Order), in an amount sufficient to maintain a minimum projected debt service coverage equal to 1.19 times during the remaining term of the Certificates, including the Additional Certificates proposed for issuance; or (2) in the absence of a Task Order modification satisfying the requirements set forth in the foregoing clause (1) of this Section 2.15(b)(B), the issuance of Additional Certificates shall be approved by a majority in aggregate Principal amount of the Certificates then Outstanding;

      (C) The Company shall certify in an Authorized Officer's certificate to the Trustee that, after giving effect to the issuance of the Additional Certificates, no Event of Default shall have occurred which shall be continuing;

      (D) The Additional Certificates shall have a final maturity date not later than the date on which the ESPC Contract and the ESPC Task Order are scheduled to expire; and

      (E) The Trustee shall have received an Opinion of Counsel to the effect that there will be no resulting adverse effect on the fixed investment trust status of the Trust created hereby for federal income tax purposes.

Section 2.16 Termination of Trust.

If and when the Certificates shall have become due and payable in accordance with their respective terms, and the whole amount of the Principal and the Interest so due and payable upon all of the Certificates and all amounts due the Trustee shall be paid and all administrative expenses hereunder have been paid or provided for, then the Trustee shall assign, without recourse, and transfer to or upon order of the Company all cash and real or personal property including the Pledged Property, (in excess of the amounts required for the foregoing) then held by the Trustee (including all balances and any fund or account created under this Trust Agreement), shall assign or cause to be assigned to the Company (or its designee), without recourse, all documents relating to the ESPC Project to which documents the Trustee is a party and shall execute such documents prepared by the Company as may be reasonably required by the Company in this regard, all to the extent permitted by applicable law, and thereafter neither the Trustee nor the Company shall have any further obligations under this Trust Agreement.

                                   ARTICLE III
                        ESTABLISHMENT AND ADMINISTRATION OF
                              TRUST FUND AND ACCOUNTS

Section 3.

Section 3.1 Trust Fund.

    There is hereby established with the Trustee a special trust fund to be designated the "(HEC/Tobyhanna Energy Project, Inc.) Trust Fund" referred to herein as the "Trust Fund". The Trustee shall keep the Trust Fund separate and apart from all other funds and monies held by it, and shall withdraw and transfer any sums contained therein only as provided in this Trust Agreement and the Project Loan Agreement. The Trustee shall administer and maintain the Trust Fund in accordance with the terms of this Trust Agreement.

    Within the Trust Fund, there are hereby established the following accounts:

(a) the Construction Account described in Section 3.2 hereof;
(b) the Gate Station Reserve Account described in Section 3.3 hereof;
(c) the Capitalized Debt Service Account described in Section 3.4 hereof, which shall consist of a Capitalized Interest Subaccount and a Capitalized Principal Subaccount;
(d) the Debt Service Reserve Account described in Section 3.5 hereof;
(e) the ESPC Task Order Payment Account described in Section 3.6 hereof;
(f) the Certificate Payment Account described in Section 3.7 hereof, which shall consist of a General Subaccount and a Termination
Payment Subaccount;
(g) the Capital Repair and Replacement Account described in Section 3.8 hereof;
(h) the Capital Proceeds Account described in Section 3.9 hereof; and
(i) the Company Account described in Section 3.10 hereof.
The Trustee agrees to accept the Proceeds on the Closing Date, together with the Closing Memorandum executed by the Company prescribing the allocation of Proceeds among the various accounts established pursuant to this Article III and to other purposes specified therein. The Trustee agrees to deposit the Proceeds derived from the sale of the Certificates in the Construction Account, the Gate Station Reserve Account, the Capitalized Debt Service Account and the Debt Service Reserve Account in the respective amounts set forth in the Closing Memorandum.

Section 3.2 Establishment and Application of Construction Account.

(a) Within the Trust Fund, there is hereby established a special account to be designated as the "HEC/Tobyhanna Energy Project, Inc. Construction Account", referred to herein as the "Construction Account". The Trustee shall administer the Construction Account as provided in this Section 3.2.

(b) At Closing the Trustee shall deposit in the Construction Account the amount of Proceeds specified in the Closing Memorandum.

(c) There shall be deposited into the Construction Account any of the following received prior to Acceptance of the Project:

   (i) all proceeds of condemnation of a portion of the ESPC Project received by the Trustee;

   (ii) all casualty insurance payments or other payments received by the Trustee with respect to any damage to the ESPC Project; and

   (iii) any liquidated damages or other payments received by the Trustee from any contractor, or from any surety with respect to the ESPC Project.

(d) Disbursement from the Construction Account shall be made pursuant to the Project Loan Agreement from time to time upon receipt by the Trustee of a completed and fully executed Requisition which has been approved as provided in the Project Loan Agreement.

(e) The Trustee shall make transfers and distributions from the Construction Account as provided in this Section, Section 3.5 and in Section
3.7 hereof.

(f) Three Business Days after the date on which Acceptance of the ESPC Project (exclusive of the Gate Station Work) occurs, the balance, if any, held in the Construction Account shall be transferred to the Gate Station Reserve Account, and the Construction Account shall be closed.

   Section 3.3  Establishment and Application of Gate Station Reserve
                Account.

  (a) Within the Trust Fund, there is hereby established a special account to be designated as the "HEC/Tobyhanna Energy Project, Inc. Gate Station Reserve Account", referred to herein as the "Gate Station Reserve Account". The Trustee shall administer the Gate Station Reserve Account as provided in this Section 3.3.

  (b) At Closing, the Trustee shall deposit in the Gate Station Reserve Account the amount of Proceeds specified in the Closing Memorandum.

  (c) Disbursement from the Gate Station Reserve Account shall be made pursuant to the Project Loan Agreement from time to time upon receipt by the Trustee of a completed and fully executed Requisition which has been approved as provided in the Project Loan Agreement.

  (d) The Trustee shall make transfers and distributions from the Gate Station Reserve Account as provided in this Section, Section 3.5 and Section
3.7 hereof.

  (e) Three Business Days after the date on which the Gate Station Work is completed, as evidenced by certificates of the Company, the Contractor and the Independent Engineer, and by a Task Order modification from the Government, the balance, if any, in the Gate Station Reserve Account shall be transferred first, to the Debt Service Reserve Account to the extent that the balance therein is less than the Debt Service Reserve Requirement, and then, the balance if any to the Company Account, and the Gate Station Reserve Account shall be closed.

Section 3.4  Establishment and Application of Capitalized Debt Service
Account.

  (a) Within the Trust Fund, there is hereby established a special account to be designated as the "HEC/Tobyhanna Energy Project, Inc. Capitalized Debt Service Account", referred to herein as the "Capitalized Debt Service Account," which shall consist of a Capitalized Interest Subaccount and a Capitalized Principal Subaccount. The Trustee shall administer the Capitalized Debt Service Account as provided in this Section 3.4.

(b) At Closing, the Trustee shall deposit in the Capitalized Interest Subaccount the amount of Proceeds specified in the Closing Memorandum.

(c) At Closing, the Trustee shall deposit in the Capitalized Principal Subaccount the amount of Proceeds specified in the Closing Memorandum.

(d) The Trustee shall make transfers from the Capitalized Debt Service account as provided in Section 3.7 (c) and 3.7(d) hereof.

(e) After making the first payment of Principal and Interest due on the Certificates on February 15, 2001, from amounts on deposit in the Certificate Payment Account, the balance, if any, in the Capitalized Debt Service Account shall be transferred first, to the Debt Service Reserve Account to the extent that the balance therein is less than the Debt Service Reserve Requirement, and then, the balance, if any, to the Company Account, and the Capitalized Debt Service Account shall be closed.

Section 3.5  Establishment and Application of Debt Service Reserve
Account.

(a) Within the Trust Fund, there is hereby established a special account to be designated as the "HEC/Tobyhanna Energy Project, Inc. Debt Service Reserve Account", referred to herein as the "Debt Service Reserve Account". The Trustee shall administer the Debt Service Reserve Account as provided in this Section 3.5.

(b) At Closing, the Trustee shall deposit in the Debt Service Reserve Account the amount of Proceeds specified in the Closing Memorandum (the "Debt Service Reserve Requirement").

(c) All amounts, if any, received by the Trustee pursuant to the HEC Contribution Agreement shall be deposited to the Debt Service Reserve Account.

(d) The Trustee shall make transfers from the Debt Service Reserve Account as provided in Section 3.7 hereof.

(e) Whenever the amount of funds on deposit in the Debt Service Reserve Account (inclusive of interest earnings thereon) shall be less than the Debt Service Reserve Requirement, the Trustee shall make transfers, in an amount sufficient to satisfy the Debt Service Reserve Requirement, from the following Trust Fund accounts, in the following order of priority:

  (i)  from the ESPC Task Order Payment Account;

  (ii)  from the Company Account;

  (iii)  from the Construction Account;
  (iv)  from the Gate Station Reserve Account; and
  (v)  from the Capital Repair and Replacement Account.

(f) When no Certificates remain Outstanding, the balance, if any, in the Debt Service Reserve Account shall be transferred to the Company Account, and the Debt Service Reserve Account shall be closed.

Section 3.6  Establishment and Application of ESPC Task Order Payment
Account.

(a) tc "Section 3.6 Establishment and Application of ESPC Contract Payment Account." \f # \l 2 Within the Trust Fund, there is hereby established a special account to be designated as the "HEC/Tobyhanna Energy Project, Inc. ESPC Task Order Payment Account", referred to herein as the "ESPC Task Order Payment Account". The Trustee shall administer the ESPC Task Order Payment Account as provided in this Section 3.6.

(b) All ESPC Task Order Payments and any other amounts not otherwise provided for in this Trust Agreement as may be paid to the Trustee, as assignee of the Company pursuant to the ESPC Task Order, the Assignment Agreement or this Trust Agreement, shall be deposited in the ESPC Task Order Payment Account.

(c) Subject to Section 3.6(d) hereof, within one (1) Business Day after te receipt of each ESPC Task Order Payment, the Trustee shall make the following transfers from the ESPC Task Order Payment Account:

    (i)  to the Certificate Payment Account:

         (A) an amount equal to one-sixth (1/6) of the Interest coming due on the Certificates on the immediately succeeding Payment Date for the Certificates, provided, however, that if there are less than six (6) monthly ESPC Task
Order Payments to be received prior to the Payment Date for the first Interest payment on the Certificates, the amount to be deposited pursuant to this clause (A) shall be an amount equal to the Interest coming due on such Payment Date multiplied by a fraction, the numerator of which is one (1) and the denominator of which is the number of ESPC Task Order Payments to be received prior to such Payment Date, plus

        (B) an amount equal to one-sixth (1/6) of the Principal coming due on the Certificates on the immediately succeeding Payment Date for the Certificates, provided, however, that if there are less than six (6) monthly ESPC
Task Order Payments to be received prior to the Payment
Date for the first Principal payment on the Certificates, the amount to be deposited pursuant to this clause (B) shall be an amount equal to the Principal coming due on such Payment Date multiplied by a fraction, the numerator of which is one (1) and the denominator of which is the number of ESPC Task Order Payments to be received prior to such Payment Date, plus

        (C) an amount (the "Coverage Amount") equal to 0.19 multiplied by the combined amounts determined pursuant to Sections 3.6(c)(i)(A) and (B) above, plus

        (D) the amount of an unrestored shortfall occurring in any prior month(s) as a result of the amount available for deposit in such month(s) being less than the amount required to be deposited for such month(s), pursuant to clauses (A), (B) and (C), above;

, plus,

(E) Unless previously deposited by the Company with the Trustee in compliance with the requirements of
Section 2.4(c) hereof, the amount necessary to pay any additional interest, calculated at the Default Rate, in respect of a late payment on the Certificates, as set forth in Section 2.4(c); then

(ii) to the Debt Service Reserve Account, the amount, if any, necessary to satisfy (or all remaining available amounts if not sufficient to satisfy) the Debt Service Reserve
Requirement; then,

(iii) to the Capital Repair and Replacement Account, commencing with the first monthly ESPC Task Order Payment, and subject to the maximum funding level set forth in Section 3.8(b) hereof, [$16,667.00], plus the amount of any unrestored shortfall occurring in any prior month(s) as a result of the amount available for deposit in such month(s) being less than the amount required to be deposited for such month(s); and

(iv)  the balance to the Company Account.

     (d) Notwithstanding the provisions of Section 3.6(c) above, if the Government commences to make ESPC Task Order Payments in or applicable to any month (an "Early Month") which is more than six (6) calendar months prior to the date the first Principal payment is scheduled to be made on the Certificates, then, for each such Early Month ESPC Task Order Payment, the Trustee shall transfer to the Debt Service Reserve Account an amount equal to one-sixth (1/6) of the Interest and one-sixth (1/6) of the Principal scheduled to be paid on the first scheduled Principal Payment Date, plus, the amounts required pursuant to Section 3.6(c) (i)(C) and (D) above, and shall transfer to the Capital Repair and Replacement Account the amount required pursuant to Section 3.6(c)(iii) above.

     (e) When no Certificates remain Outstanding, the balance, if any, in the ESPC Task Order Payment Account shall be transferred to the Company Account, and the ESPC Task Order Payment Account shall be closed.

     Section 3.7  Establishment and Application of Certificate Payment
Account.

    (a) Within the Trust Fund, there is hereby established a special account to be designated as the "HEC/Tobyhanna Energy Project, Inc. Certificate Payment Account", referred to herein as the "Certificate Payment Account", which shall consist of a General Subaccount and a Termination Payment Subaccount. Except for amounts required to be deposited to the Termination Payment Subaccount pursuant to Section 3.7(f) hereof, all amounts transferred to or deposited in the Certificate Payment Account shall be deposited in, and disbursed from the General Subaccount The Trustee shall administer the Certificate Payment Account as provided in this Section 3.7.

    (b) The Trustee shall transfer funds from the ESPC Task Order Payment Account to the Certificate Payment Account in accordance with Section 3.6(c)(i) hereof.

    (c) Prior to the occurrence of partial or full Acceptance and the commencement of ESPC Task Order Payments by the Government, unless the Certificates have been accelerated by the Trustee pursuant to Section 4.2(a) or (b) hereof or are subject to redemption pursuant to Sections 5.1, 5.2 or
5.3 hereof, then, on each Payment Date, the Trustee shall cause funds in an amount equal to the Interest due on the Certificates on such Payment Date to be on deposit in the Certificate Payment Account, from and to the extent of monies in the following Trust Fund accounts in the following priority, and shall disburse such funds to the Holders of Outstanding Certificates on such Payment Date:

       (i)  by transfers from the Capitalized Interest Subaccount; then
       (ii) by transfers from the Debt Service Reserve Account; then
       (iii)by transfers from the Construction Account; then
       (iv) by transfers from the Gate Station Reserve Account; then
       (v)  by transfers from the Company Account.

    (d) Following the occurrence of partial or full Acceptance and the commencement of ESPC Task Order Payments by the Government, unless the Certificates have been accelerated by the Trustee pursuant to Section 4.2(a) or (b) hereof or are subject to redemption pursuant to Sections 5.1, 5.2 or
5.3 hereof, then, on each Payment Date, the Trustee shall cause funds in an amount equal to the Interest and/or Principal due on the Certificates on such Payment Date to be on deposit in the Certificate Payment Account, first, by making the transfers described in Section 3.6(c)(i), and in the event of any shortfall, then from and to the extent of monies in the following Trust Fund accounts in the following priority, and shall disburse such funds to the Holders of Outstanding Certificates on such Payment Date:

     (i)  by transfers from the Capitalized Interest Subaccount; then
     (ii) by transfers from the Capitalized Principal Subaccount; then
     (iii)by transfers from the Debt Service Reserve Account; then
     (iv) by transfers from the Company Account; then
     (v)  by transfers from the Construction Account; then
     (vi) by transfers from the Gate Station Reserve Account; then
     (vii)by transfers from the Capital Repair and Replacement
          Account.

    (e) On a semi-annual basis, one (1) Business Day after making the payment to Certificate Holders required pursuant to Section 3.7(d) above, the Trustee shall transfer the balance, if any, of the Coverage Amount remaining in the Certificate Payment Account to the Company Account.

    (f) There shall be deposited in the Termination Payment Subaccount all payments received from the Government as a result of the exercise of the termination for convenience of the Government provision of the ESPC Task Order.

    (g)  In the event of any acceleration of the Certificates pursuant to
Section 4.2(a) or (b) hereof, or any redemption of all of the Certificates pursuant to Sections 5.1, 5.2 or 5.3(a) or (b) hereof, on the special Payment Date fixed for such redemption, the Trustee shall transfer to the Certificate Payment Account all monies held in all Trust Fund accounts and shall disburse such funds to the Holders of Outstanding Certificates on such special Payment Date, such distribution to be made on a pro rata basis in case such funds are not sufficient to pay in full the whole amount so due and unpaid.

    (h) In the event of any redemption of the Certificates, in part, pursuant to Section 5.3(a) hereof, on the special Payment Date fixed for such redemption, the Trustee shall disburse from the Termination Payment Subaccount the funds deposited therein pursuant to Section 3.7(f) hereof to the Holders of such Outstanding Certificates to be redeemed on such special Payment Date.

    (i) In the event of any redemption of the Certificates, in part, pursuant to Section 5.3(b) hereof, on the special Payment Date fixed for such redemption, the Trustee shall transfer to the Certificate Payment Account from the Capital Proceeds Account an amount equal to the Principal due on the Certificates to be redeemed on such special Payment Date and shall transfer to the Certificate Payment Account from the Capitalized Interest Debt Service Account, the Certificate Payment Account and the Debt Service Reserve Account (in the foregoing order of priority) an amount equal to the Interest due on the Certificates to be so redeemed, and shall disburse the funds so transferred to the Holders of such Outstanding Certificates to be redeemed on such special Payment Date.

   (j) When no Certificates remain Outstanding, the balance, if any, in the Certificate Payment Account shall be transferred to the Company Account and the Certificate Payment Account shall be closed.

    Section 3.8 Establishment and Application of Capital Repair and Replacement Account.

    (a) tc "Section 3.8 Establishment and Application of Capital Repair and Replacement Account" \f # \l 2 Within the Trust Fund, there is hereby established an account referred to as the "HEC/Tobyhanna Energy Project, Inc. Capital Repair and Replacement Account", referred to herein as the "Capital Repair and Replacement Account". The Trustee shall administer the Capital Repair and Replacement Account as provided in this Section 3.8.

    (b) The Trustee shall transfer funds from the ESPC Task Order Payment Account to the Capital Repair and Replacement Account in accordance with
Section 3.6(c)(iii) hereof; provided, however, that when the initial balance in the Capital Repair and Replacement Account reaches $600,000, the Trustee shall not make any further transfers from the ESPC Task Order Payment Account.

    (c) Disbursements from the Capital Repair and Replacement Account shall be made by the Trustee from time to time upon receipt by the Trustee of a completed and fully executed requisition in the form attached hereto as
Exhibit 3.8.

    (d) When no Certificates remain Outstanding, the balance, if any, in the Capital Repair and Replacement Account shall be transferred to the Company Account and the Capital Repair and Replacement Account shall be closed.

    Section 3.9  Establishment and Application of Capital Proceeds
Account.

    (a) Within the Trust Fund, there is hereby established a special account to be designated as the "HEC/Tobyhanna Energy Project, Inc. Capital Proceeds Account", referred to herein as the "Capital Proceeds Account". The Trustee shall administer the Capital Proceeds Account as provided in this Section 3.9.

    (b) On or after the date of Acceptance, there shall be deposited in the Capital Proceeds Account any of the following:

        (i) subject to Section 7.20(h) hereof, all proceeds of condemnation received by the Trustee;

        (ii) all casualty insurance payments or other payments received by the Trustee;

        (iii) any liquidated damages or other payments received by the Trustee from any contractor or surety; and

        (iv)  all proceeds of foreclosure received by the Trustee.

    (c) The Trustee shall make transfers and distributions from the Capital Proceeds Account as provided in Section 3.7(g) or (i) and Section 7.20 hereof.

    (d) When no Certificates remain Outstanding, any amounts remaining in the Capital Proceeds Account shall be transferred to the Company Account, and the Capital Proceeds Account shall be closed.

Section 3.10  Establishment and Application of Company Account.

    (a) Within the Trust Fund, there is hereby established an account referred to as the "HEC/Tobyhanna Energy Project, Inc. Company Account", referred to herein as the "Company Account". The Trustee shall administer the Company Account as provided in this Section 3.10.

    (b) The Trustee shall make the deposits and transfers to the Company Account required pursuant to Sections 3.3(e), 3.4(e), 3.5(e), 3.6(c)(iv), 3.6(d), 3.7(j), 3.8(d), 3.9(d) and 3.11(b) hereof.

    (c) Prior to making any disbursement described in Section 3.10(d) hereof, the Trustee shall make transfers from the Company Account as provided in Sections 3.5(d) and 3.7(c) or (d) hereof, and shall make transfers to the Certificate Payment Account to the extent necessary to eliminate any shortfall described in Section 3.6(c)(i)(D) hereof and to the Capital Repair and Replacement Account to the extent necessary to eliminate any shortfall described in Section 3.6(c)(iii) hereof.

    (d) Three (3) Business Days after the last to occur of (A) the making of any required transfers pursuant to Section 3.10(c) and (B) the payment of any outstanding obligations of the Company due to the Trustee (other than amounts due on the Project Note), the Trustee shall, on a monthly basis, disburse to, or at the direction of, the Company the balance of funds in the Company Account.

    (e) When no Certificates remain Outstanding, the balance, if any, in the Company Account shall be transferred to pay any outstanding obligations of the Company due to the Trustee with respect to the ESPC Project or the Trust Agreement. After such transfers have been made, the balance, if any, in the Company Account shall be transferred to the Company, and the Company Account shall be closed.

Section 3.11 Deposit and Investment of Moneys in Trust Fund; Certain Transfers and Distributions.

    (a) All monies held in the Trust Fund shall at all times be invested in Permitted Investments. The Trustee shall invest monies in the Trust Fund in Permitted Investments pursuant to written instructions from the Company delivered to the Trustee at Closing and from time to time thereafter. In the absence of written instructions, or if the Trustee is unable to invest the Trust Funds in Permitted Investments in accordance with the Company's investment instructions, the Trustee shall invest the Trust Funds in the investments described in clause (vi) of the definition of Permitted Investments,having due regard for the dates upon which such monies will be required for uses and purposes specified in this Escrow Agreement.

    (b) All interest or other income earned on the ESPC Task Order Payment Account, the Certificate Payment Account and the Capital Repair and Replacement Account shall be transferred on a semi-annual basis to the Company Account. All interest or other income earned on all other accounts shall be retained in the respective account where earned and shall be applied as stated in the relevant sections of this Trust Agreement governing application of funds in such account.

   (c) The Trustee shall not be liable for any loss resulting from the making or disposition of any investment pursuant to the provisions of Section 3.11(a) hereof, and any such losses shall be charged to the account with respect to which such investment was made. The Company shall be liable and shall reimburse the Trustee for any loss resulting from the making or disposition at its direction of any investment pursuant to Section 3.11(a) hereof.

   (d) The Company or the Contractor, each in its discretion, at any time may advance funds to the Trustee. Such funds shall be deposited by the Trustee in the accounts maintained within the Trust Fund as designated by the party depositing the same. Except for an Event of default described in
Section 4.1(b) hereof, to the extent that any other Event of Default existed hereunder as a result of the absence of funds, the advance of sufficient funds to the Trustee to cure such Event of Default shall be accepted by the Trustee and shall cure such Event of Default. The Trustee shall have no obligation to repay the Company or the Contractor any amount so advanced thereby.

Section 3.12  Termination Of Trust Fund.

   (a) If and when (i) the Certificates and the Project Note shall have become due and payable in accordance with their respective terms, and the whole amount of the Principal and the Interest so due and payable upon all of the Certificatesand all amounts due the Trustee shall be paid, and all administrative expenses hereunder and under the Trust Agreement have been paid or provided for, or (ii)(A) there shall have been deposited with the Trustee either monies in an amount which shall be sufficient, or Investment Securities (hereinafter defined) the principal of and the interest on which when due will provide monies which, together with the monies, if any, deposited with the Trustee at the same time, shall be sufficient, to pay when due the Principal of and Interest due and to become due on said Certificates (and the related principal and interest on the Project Note) on or prior to the maturity date thereof, and (B) provisions shall have been made with the Trustee that other than the amounts designated in clause (1) of the parenthetical provision set forth below in this Section 3.12(a), neither the Investment Securities nor monies deposited with the Trustee pursuant to this Section 3.12 nor principal or interest payments on any such Investment Securities shall be withdrawn or used for any purposes other than, and shall be held in trust for, the payment of Principal and Interest on said Certificates (and the related principal and interest on the Project Note) (provided that any cash not required for such purpose from such principal or interest payments on such Investment Securities deposited with the Trustee, (1) to the extent that such cash will not be required at any time for such purpose and all administrative expenses hereunder and have been paid or provided for, shall be paid over to the Company as received by the Trustee together with any balances in any fund or account created (other than by this Section 3.12) under this Trust Agreement, free and clear of any trust, lein or pledge or assignment securing said Certificates and the Project Note and (2) to the extent such cash will be required for such purpose at a later date, shall to the extent practicable, be reinvested in Investment Securities maturing at times and in amounts sufficient to pay when due the Principal and Interest to become due on said Certificates (and the related principal and interest on the Project Note), on or prior to the maturity date thereof and interest earned from such reinvestments, to the extent that such interest shall not be required for such purpose and all administrative expenses hereunder and have been paid or provided for, shall be paid over to the Company as received by the Trustee, free and clear of any trust, lien, pledge or assignment securing said Certificates), then the Trustee shall assign and transfer to or upon order of the Company all cash and real or personal property (in excess of the amounts required for the foregoing) then held by the Trustee. For the purposes of this Section 3.12, "Investment Securities" shall mean only the types of securities that are non-callable and which are listed in clause (i) of the definition of Permitted Investments.

    (b) Upon compliance by the Company with the provisions of clauses (i) or (ii) of Section 3.12(a) hereof, the Trustee shall assign, without recourse, to the Company (or its designee) the Trustee's Interest in all documents relating to the ESPC Project to which documents the Trustee is a party and shall execute such documents prepared by the Company (or such designee) as may be reasonably required by the Company in this regard, all to the extent permitted by applicable law, and thereafter no party hereto shall have any further obligations under this Trust Agreement other than continued compliance, to the extent required therein, with Section 3.12(a) hereof, provided, however, that provision for payment of Principal and Interest on the Certificates shall not be deemed to have been made pursuant to clause
(ii) of Section 3.12(a) hereof, (1) until the Trustee has received the opinion of a certified public accountant of recognized national standing (the costs of which opinion shall be paid for by the Company) that the monies and Investment Securities deposited with the Trustee will be sufficient in time and amount to pay all amounts due on the Certificates, (ii) until the Trustee has received an Opinion of Counsel reasonably acceptable to the Trustee that the monies and Investment Securities deposited with the Trustee cannot be recovered by a trustee in bankruptcy upon the bankruptcy of the Company pursuant to Sections 544, 547 and 550 of the United States Bankruptcy Code and (iii) until the Trustee has received an Opinion of Counsel reasonably acceptable to the Trustee that there will be no resulting adverse effect on the fixed investment trust status of the Trust created by the Trust Agreement for federal income tax purposes.

                                   ARTICLE IV
                               DEFAULT; REMEDIES

Section 4.

Section 4.1  Events of Default

The occurrence of any one or more of the following events shall constitute an Event of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary, or be effected by operation of law or pursuantto a judgment, decree or order of any court or any order, directive, rule or regulation of any administrative or governmental body):

    (a) on any regular or special Payment Date, there are insufficient funds contained in the Certificate Payment Account (after making transfers of available funds, if any, as specified in Section 3.7 hereof) in the Trust Fund to pay the Principal and Interest due on such Payment Date with respect to the Certificates; or

    (b) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under Title 11 of the United States Code or any successor thereto, or any other applicable federal or state law or law of the District of Columbia, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of ninety (90) consecutive days; or

    (c) the institution by the Company of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under Title 11 of the United States Code or any successor thereto, or any other applicable federal or state law or law of the District of Columbia, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

  (d)  if Acceptance does not occur on or prior to December 31, 2000; or

  (e) any material representation or warranty made by the Company herein or in the Project Loan Agreement is incorrect or misleading to an extent deemed by the Trustee, in its sole judgment, to be material; or

  (f)  the occurrence of a default (other than as described in clauses
(a)-(e) above) by the Company in the due observance or performance of any covenant or agreement set forth herein, in the Project Loan Agreement or in the Project Management Services Agreement, and such default shall have continued for a period of thirty (30) days after notice thereof given by the Trustee to the Company; provided, however, that if such default is curable but cannot be cured with diligent efforts within such thirty (30) day period, and if extending the cure period will not subject the Trustee to any claim or liability, or the ESPC Project to any lien, or result in the breach of the ESPC Task Order, or the termination or impairment of this Trust Agreement or the Project Loan Agreement, the Project Management Services Agreement, the Certificates or any other agreement to which the Trustee is a party, so long as the Company shall initiate the cure of such default within such initial thirty (30) day period and thereafter shall continuously and diligently prosecute such cure to completion, the cure period shall be extended for an additional sixty (60) days; or

  (g) either (i) the occurrence (and continuance beyond any applicable cure period therein provided) of a breach, failure or default by the Contractor in the due observance or performance of any covenant or agreement set forth in the Project Management Services Agreement, or (ii) the receipt by the Company or the Trustee of any cure or show cause notice, or notice of default, from the Government pursuant to the terms of the ESPC Task Order alleging a breach in the performance of the work thereunder, and the continuation of such breach beyond the shorter of (A) thirty (30) days from receipt of any such notice or (B) the cure period set forth in such notice, less five (5) days.

    Section 4.2  Acceleration; Remedies on Event of Default

   (a)  Upon the occurrence of an Event of Default described in
Section 4.1(a) above, the Trustee may, and upon the direction of the Holders of not less than a majority in Principal amount of the Certificates Outstanding shall, exercise any one or more of the following remedies:

       (i)  refuse to make further Advances under the Project Loan
Agreement;

       (ii) declare all Principal of and accrued Interest on the Outstanding Certificates due and payable on the date such declaration is given;

      (iii) exercise its rights under the Project Note and this Trust Agreement with respect to the Pledged Property, including its rights as a secured party under the Uniform Commercial Code in effect in the Commonwealth of Pennsylvania, in which case any foreclosure proceeds payable to the Trustee shall be deposited with the Trustee;

      (iv) exercise any other right, remedy or privilege which may be available to it under the ESPC Task Order or under applicable law, including without limitation, pursuit of an action for nonpayment against the Government in the U.S. Court of Federal Claims.

    (b) Upon the occurrence of an Event of Default described in Sections 4.1(b) and (c) above, all Principal of and accrued Interest on the Outstanding Certificates shall automatically become immediately due and payable, and the Trustee, to the extent permitted by applicable law, shall exercise any one or more of the remedies described in Sections 4.2(a)(i),
(iii) or (iv), above.

    (c) Upon the occurrence of an Event of Default described in Sections 4.1(e) or (f) above, the Trustee may, and upon the direction of the Holders of not less than a majority in Principal amount of the Certificates Outstanding shall, exercise one or more of the remedies described in Sections 4.2(a)(i), (iii) or (iv) above.

    (d)  Upon the occurrence of an Event of Default described in
Section 4.1(d) or (g) above, the Trustee shall immediately replace, or cause the Company to replace, the Contractor under the ESPC Task Order, and exercise all rights, powers and privileges of either the Company or the Contractor under the ESPC Task Order and the Project Management Services Agreement, and utilize any monies held by the Trustee in any of the accounts established as part of the Trust Fund (i) in connection with the exercise of such rights, powers and privileges and (ii) to pay debt service on the Certificates.

   (e)  At any time after either an automatic acceleration under
Section 4.2(b) has occurred or a declaration of acceleration under
Section 4.2(a) has been made, and before any sale of the Collateral, or any part thereof, pursuant to this Trust Agreement shall have been made pursuant to any power of sale as hereinafter in this Article, the Holders of a majority in Principal amount of the Certificates Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

      (i) there shall have been paid to or deposited with the Trustee a sum sufficient to pay

          (A)  all overdue installments of Interest on all Certificates,

          (B) the Principal of (and premium, if any, on) any Certificates which have become due otherwise than by such declaration of acceleration and interest thereon at the respective rates provided in the Certificates for late payments of Principal or premium,

         (C) to the extent that payment of such interest is lawful, interest upon overdue installments of Interest at the respective rates provided in the Certificates for late payments of Interest, and

        (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

        (E) all Events of Default, other than the non-payment of the Principal of Certificates which have become due solely by such acceleration, have been cured or waived as provided in Section
4.10.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 4.3  Notice of Default.

The Trustee shall give written notice by first class postage prepaid mail to the Certificate Holders (or if the Certificates are then evidenced by one or more Global certificates, to the Depositary) as soon as practicable, but in no event later than five Business Days after the Trustee receives notice of any Event of Default. If such notice relates to failure to pay any ESPC Task Order Payment, it shall specify the amount of the ESPC Task Order Payment not so paid.

Section 4.4  Notice of Acceleration or Redemption.

When the Trustee is required or elects to accelerate or redeem any of the Certificates in accordance herewith, the Trustee shall issue the notice of acceleration or redemption to the Certificate Holders (or if the Certificates are then evidenced by one or more Global Certificates, to the Depositary) and the Company. Each notice of acceleration or redemption shall set forth the date and the place of acceleration or redemption, and such additional matters as may be directed by the Company. Each notice of acceleration or redemption shall be mailed, first class postage prepaid, as soon as practicable.
Notices of acceleration shall be mailed not later than seven days after the Trustee determines any of the Certificates are to be accelerated. Notices of redemption shall be mailed not less than 15 days nor more than 60 days prior to the date set for redemption.

Section 4.5  Trustee's Power of Sale; Power to Bring Suit

If an Event of Default (other than an Event of Default described in Section 4.1(d) (if the Trustee is pursuing the remedy provided in Section 4.2(d)), or in Section 4.1(g)) shall have occurred and be continuing, subject to the provisions of Sections 4.8 and 4.9 hereof, the Trustee, by such officer or agent as it may appoint, may:

(a) sell, to the extent permitted by law, without recourse, for cash, or credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Trustee in its discretion may determine, the Pledged Property as an entirety, or in any such portions as the Holders of a majority in aggregate Principal amount of the Certificates then Outstanding shall request, or, in the absence of such request, as the Trustee in its discretion shall deem expedient in the Interest of the Certificate Holders, at public or private sale; and/or

(b) proceed by one or more suits, actions or proceedings at law or in equity or otherwise or by any other appropriate remedy, to enforce payment of the Certificates, or to foreclose this Trust Agreement or to sell the Pledged Property under a judgment or decree of a court or courts of competent jurisdiction, or by the enforcement of any such other appropriate legal or equitable remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of its rights or powers or any of the rights or powers of the Certificate Holders.

Section 4.6  Incidents of Sale of Pledged Property

Upon or in connection with any sale of all or any part of the Pledged Property made either under the power of sale given under this Trust Agreement, under judgment or decree in any judicial proceedings for foreclosure, under the provisions of the Uniform Commercial Code applicable in Pennsylvania or otherwise for the enforcement of this Trust Agreement, the following shall be applicable:

    (a) The Trustee is hereby irrevocably appointed the true and lawful attorney of the Company, in its name and stead, to make all necessary deeds, bills of sale and instruments of assignment, transfer or conveyance of the property thus sold; and for that purpose the Trustee may execute all such documents and instruments and may substitute one or more persons with like power; and the Company hereby ratifies and confirms all that its said attorneys, or such substitute or substitutes, shall lawfully do by virtue hereof.

   (b) If so requested by the Trustee or by any purchaser, the Company shall ratify and confirm any such sale or transfer by executing and delivering to the Trustee or to such purchaser or purchasers all proper deeds, bills of sale, instruments of assignment, conveyance or transfer and releases as may be designated in any such request.

   (c) Any Certificate Holder or the Trustee may bid for and purchase any of the Pledged Property, and upon compliance with the terms of sale, may hold, retain, possess and dispose of such Pledged Property in his or its own absolute right without further accountability.

   (d) The receipt of the Trustee or of the officer making such sale under judicial proceedings shall be a sufficient discharge to any purchaser for his purchase money, and, after paying such purchase money and receiving such receipt, such purchaser or his personal representative or assigns shall not be obliged to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or non-application thereof.

   (e) Any such sale shall operate to divest the Company of all right, title, interest, claim and demand whatsoever, either at law or in equity otherwise, in and to the Pledged Property so sold, and shall be a perpetual bar both at law and in equity or otherwise against the Company, and its successors and assigns, and any and all persons claiming or who may claim the Pledged Property sold or any part hereof from, through or under the Company, or its successors and assigns.

   (f) Any monies collected by the Trustee upon any sale made either under the power of sale given by this Trust Agreement or under judgment or decree in any judicial proceedings for foreclosure or otherwise for the enforcement of this Trust Agreement, shall be applied as provided in Section 4.11.

     Section 4.7  Judicial Proceedings Instituted by Trustee

     (a) The Trustee is hereby irrevocably appointed (and the successive respective Holders of the Certificates, by taking and holding the same, shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective Holders, with authority to (i) make and file in the respective names of the Holders (subject to deduction from any such claims of the amounts of any claims filed by any of the Holders themselves), any claim, proof of claim or amendment thereof, debt, proof of debt or amendment thereof, petition or other document in any such proceedings and to receive payment of any amounts distributable on account thereof,
(ii) execute any such other papers and documents and to do and perform any and all such acts and things for and on behalf of such Holders, as may be necessary or advisable in order to have the respective claims of the Trustee and of the Holders against the Company or any such obligor, the Pledged Property or any other property of the Company allowed in any such proceeding and (iii) receive payment of or on account of such claims and debt; provided, however, that nothing contained in this Trust Agreement shall be deemed to give to the Trustee any right to accept or consent to any plan of reorganization or otherwise by action of any character in any such proceeding to waive or change in any way any right of any Holder. Any monies collected by the Trustee under this Section shall be applied as provided in Section 4.11.

   (b) All rights of action and of asserting claims under this Trust Agreement or under any of the Certificates enforceable by the Trustee may be enforced by the Trustee without possession of any of such Certificates or the production thereof at the trial or other proceedings relative thereto.

  (c) Any suit, action or other proceeding at law, in equity or otherwise which shall be instituted by the Trustee under any of the provisions of this Trust Agreement shall be for the equal, ratable and common benefit of all the Holders, subject to the provisions of this Trust Agreement.
Section 4.8  Certificate Holders May Demand Enforcement of Rights by Trustee

If an Event of Default (other than an Event of Default described in Section 4.1(d) (if the Trustee is pursuing the remedy provided in Section 4.2(d)), or in Section 4.1(g)) shall have occurred and shall be continuing, the Trustee shall, upon the written request of the Holders of a majority in aggregate Principal amount of the Certificates then Outstanding, and upon the offering of indemnity as provided in Section 6.3,proceed to institute, one or more suits, actions or proceedings at law, in equity or otherwise, or take any other appropriate remedy, to enforce payment of the Principal of, or premium, if any, or Interest on, the Certificates or to foreclose this Trust Agreement or to sell the Pledged Property under a judgment or decree of a court or courts of competent jurisdiction or under the power of sale herein granted, or take such other appropriate legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights or powers of the Trustee or the Holders, or, in case such Holders shall have requested a specific method of enforcement permitted hereunder, in the manner requested, provided that such action shall not be otherwise than in accordance with law and the provisions of this Trust Agreement, and the Trustee, subject to such indemnity provisions, shall have the right to decline to follow any such request if the Trustee in good faith shall determine that the suit, proceeding or exercise of the remedy so requested would involve the Trustee in personal liability or expense.

    Section 4.9  Control by Certificate Holders

    Holders of a majority in Principal amount of the Outstanding Certificates shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

   (a) such direction shall not be in conflict with any rule of law or with this Trust Agreement, and

   (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

    Section 4.10  Waiver of Past Defaults

The Holders of not less than a majority in Principal amount of the Outstanding Certificates may, on behalf of the Holders of all the Certificates, waive any past defaults and its consequences, except that only the Holders of all Certificates affected thereby may waive a default

(a) in the payment of the Principal of (or premium, if any) or Interest on such Certificates, or

(b) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Certificate affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Trust Agreement; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

    Section 4.11  Application of Monies Collected by Trustee.

   Any monies collected or to be applied by the Trustee pursuant to this Article, together with any other monies which may then be held by the Trustee under any of the provisions of this Trust Agreement as security for the Certificates (other than monies at the time required to be held for the payment of specific Certificates at their stated maturates or at a time fixed for the redemption thereof) shall be applied in the following order from time to time, on the date or dates fixed by the Trustee and, in the case of a distribution of such monies on account of Principal, premium, if any, or Interest, upon presentation of the several Outstanding Certificates, and stamping thereon of payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST: to the payment of all taxes, assessments or liens, imposed upon or payable from the Pledged Property, and prior to the lien of this Trust Agreement, except those subject to which any sale shall have been made, all reasonable costs and expenses of collection, including the reasonable costs and expenses of handling the Collateral and of any sale thereof pursuant to the provisions of this Article and of the enforcement of any remedies hereunder, and to the payment of all amounts due the Trustee or any predecessor Trustee;

SECOND: in case the Principal of the Certificates or any of them shall not have become due, to the payment of any Interest in default, in the order of the maturity of the installments of such Interest, with Interest at the rates specified in the respective Certificates in respect of overdue payments (to the extent that payment of such interest shall be legally enforceable) on the overdue installments thereof ratably, without discrimination or preference;

THIRD: in case the Principal of any of but not all the Certificates shall have become due at their stated maturities, upon redemption or otherwise, first to the payment of accrued Interest in the order of the maturity of the installments thereof, with Interest at the respective rates specified in the Certificates in respect of payments on overdue Principal, premium, if any, and (to the extent that payment of such interest shall be legally enforceable) on overdue installments of Interest, and next to the payment of the Principal of all Certificates then due ratably, without discrimination or preference;

FOURTH: in case the Principal of all the Certificates shall have become due at their stated maturities, by declaration, upon redemption or otherwise, to the payment of the whole amount then due and unpaid upon the Certificates then Outstanding for Principal, premium, if any, and Interest, together with Interest at the respective rates specified in the Certificates in respect of overdue payments on Principal, premium, if any, and (to the extent that payment of such interest shall be legally enforceable) on overdue installments of Interest, and, in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid, then to the payment of such Principal, premium, if any, and Interest ratably, without discrimination or preference; and

FIFTH: in case the Principal of all the Certificates shall have become due at their stated maturities, by declaration, upon redemption or otherwise, and all of such Certificates shall have been fully paid, together with all interest (including any interest on overdue payments) and premium, if any, thereon, any surplus then remaining shall be paid to the Company, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct;

     Section 4.12  Rights and Remedies of Certificate Holders.

     Each Holder shall have the absolute and unconditional right to receive payment of all amounts due on any Certificate held thereby and to institute suit against the Government for the enforcement of any such payment, such right not to be impaired without the consent of such Holder. Notwithstanding the foregoing, no Holder of any Certificate shall have any right to institute any suit, action or proceeding for the enforcement of this Trust Agreement, for the execution of any trust thereof or any other remedy thereunder, unless
(i) an Event of Default under Section 4.1 hereof has occurred; (ii) the Holders of not less than a majority of the aggregate Principal of Certificates then Outstanding shall have made written request to the Trustee and shall have offered the Trustee reasonable opportunity either to proceed to exercise the powers hereinbefore granted to institute such action, suit or proceeding in its own name; (iii) such Holders have offered the Trustee indemnification in a manner satisfactory to it for any liability and expense either of them might incur in carrying out the aforementioned request; and
(iv) the Trustee shall thereafter fail or refuse to exercise the powers herein before granted, or to institute such action, suit or proceeding in its, his or their own name or names. Such request and offer of indemnity are hereby declared in every case at the option of the Trustee to be conditions precedent to the execution of the powers and trusts of this Trust Agreement, and to the initiation of any action or cause of action for the enforcement of this Trust Agreement; provided, however, that the Trustee may not, as condition precedent to the execution of the powers and trusts hereunder, request indemnification for liability arising out of the Trustee's grossly negligent or willful action, misconduct or failure to act, it being understood and intended that no one or more of the Holders of the Certificates shall have any right in any manner whatsoever to affect, disturb or prejudice the lien of this Trust Agreement by its, his or their action or to enforce any right hereunder except in the manner provided herein, and that proceedings shall be instituted, had and maintained in the manner provided herein, and for the ratable benefit (based on the then outstanding Principal amount of each Certificate) of the Holders of all Certificates then Outstanding. Nothing in this Trust Agreement shall, however, affect or impair the right of any Certificate Holder to enforce the payment of the Principal of and Interest on any Certificate at and after the maturity thereof, or the obligation of the Trustee to pay the Principal, and Interest on each of the Certificates issued hereunder to the respective Holders thereof at the time and place and from the source and in the manner provided in said Certificates.

Section 4.13  Termination of Proceedings.

In case the Trustee shall have proceeded to enforce any right under this Trust Agreement and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely then and in every such case the Company, the Trustee and the Certificate Holders shall be restored to their former positions and rights hereunder, and all rights, remedies and powers of the Trustee shall continue as if no such proceedings had been taken.

Section 4.14  Remedies Cumulative; Delay or Omission Not a Waiver.

     Every remedy given hereunder to the Trustee or to any of the Certificate Holders shall not be exclusive of any other remedy or remedies, and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter given by statute, law, equity or otherwise. The Trustee may exercise all or any of the powers, rights or remedies given to it hereunder or which may now or hereafter be given by statute, law or equity or otherwise, in its absolute discretion. No course of dealing between the Company and the Trustee or the Certificate Holders, or any delay or omission of the Trustee or of any Holder to exercise any right, remedy or power accruing upon any Event of Default shall impair any such right, remedy or power or shall be construed to be a waiver of any such Event of Default or of any right of the Trustee or of the Certificate Holders or acquiescence therein, and, subject to the provisions of Section 4.9, every right, remedy and power given by this Article to the Trustee or to the Certificate Holders may be exercised from time to time and as often as may be deemed expedient by the Trustee or by the Noteholders.

                               ARTICLE V

                               REDEMPTION
Section 5.

     Section 5.1  Optional Redemption.

     The Certificates are subject to redemption before their stated maturity, in whole, at the option of the Company, on any date after the first anniversary ofthe Closing Date, at a Redemption Price equal to the Principal amount thereof Outstanding, together with accrued interest thereon to the date fixed for redemption, and the Make-Whole Premium (as defined below). The Company shall give written notice to the Trustee of its election to optionally redeem Certificates, including the date fixed for redemption. Such notice shall be given to the Trustee at least sixty (60) days prior to the specified redemption date, or such shorter period as shall be acceptable to the Trustee:

     For purposes of this Section 5.1, the term "Make-Whole Premium" shall mean the excess, if any, of (i) the aggregate present value, as of the Redemption Date for an optional redemption permitted hereunder, of each dollar of Principal being redeemed and the amount of Interest (exclusive of Interest accrued to the Redemption Date) that would have been payable in respect of such dollar if such redemption had not been made, determined by discounting such amounts at the Reinvestment Rate (as defined below) from the respective dates on which they would have been payable, over (ii) 100% of the Principal amount of the Outstanding Certificates being redeemed. If the Reinvestment Rate is equal to or greater than 7.625%, the Make-Whole Premium shall be zero.

    "Reinvestment Rate" shall mean the sum of (i) 0.25% plus (ii) the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the Statistical Release (as defined below) under the caption "Treasury Constant Maturities" for the maturity corresponding to the remaining term of the Certificates (rounded to the nearest month). If no maturity exactly corresponds to such remaining term of the Certificates, yields for the two published maturities most closely corresponding to such remaining term of the Certificates shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Premium hereunder shall be used.

    "Statistical Release" shall mean the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the Holders of a majority in aggregate Principal amount of the Outstanding Certificates.

     Section 5.2  Extraordinary Redemption in Whole.

    Event of Default occurs and the Trustee has, pursuant to Section 4.2 hereof, accelerated the Certificates, the Certificates shall be redeemed in whole at the Redemption Price equal to the Principal amount thereof Outstanding, with all accrued Interest thereon. Such redemption shall be made on a Redemption Date which shall be the date thirty (30) days after the date on which the Trustee shall have given the declaration of acceleration pursuant to Section 4.2 hereof (or if such day is not a Business Day, the preceding Business Day). If on such Redemption Date there are not sufficient monies available in the Trust Fund to pay in full the Interest accrued to the Redemption Date and the Principal amount of Certificates then Outstanding, the Trustee shall apply available monies first to the payment of Interest accrued to such Redemption Date with respect to the Certificates pro rata, if necessary, according to the total Interest so accrued, and second to the payment of Principal with respect to the Certificates, pro rata, if necessary according to the total Principal amount thereof then Outstanding.

     Section 5.3  Mandatory Redemption.

    (a) The Trustee shall be required to redeem the Certificates in whole, or in part, at the Redemption Price equal to the Principal amount thereof Outstanding, together with all accrued Interest thereon through the Redemption Date and with the Government Termination Redemption Premium, if the Company or the Government advises the Trustee that the Government is exercising its right to terminate the ESPC Task Order, in whole or in part, pursuant to the "termination for convenience of the Government" right contained therein.

   (b) The Trustee shall be required to redeem Certificates, in whole or in part, at the Redemption Price equal to the Principal amount thereof Outstanding, with all accrued Interest thereon through the Redemption Date, if the Company advises the Trustee that the ESPC Project has been damaged or destroyed by fire or other casualty, or becomes subject to condemnation or taking by eminent domain, and the available insurance or condemnation proceeds are to be applied in redemption of Certificates pursuant to the requirements of Sections 7.20(g) or (h) hereof.

  (c)  If Certificates are to be redeemed in part pursuant to
Section 5.3(a) hereof, the Principal amount of such Certificates to be redeemed shall be an amount equal to the principal portion of the termination payment proceeds. If Certificates are to be redeemed in part pursuant to
Section 5.3(b) hereof, the Principal amount of such Certificates to be redeemed shall be equal to the amount of available insurance or condemnation proceedings received.

  (d) Any redemption pursuant to Section 5.3(a) or 5.3(b) hereof shall be made on a Redemption Date which shall be the date thirty (30) days after the date on which the available termination payment proceeds received in connection with a Section 5.3(a) event, or the available casualty or condemnation proceeds received in connection with a Section 5.3(b) event, are received by the Trustee (or if such day is not a Business Day, the preceding Business Day).

    Section 5.4  Partial Redemption Procedure.

In the event of a partial redemption of Certificates pursuant to Section 5.3 hereof, the Certificates to be redeemed shall be redeemed on a reasonably proportionate basis, such basis to be determined and effectuated as nearly as practicable by the Trustee, utilizing the ratio described in the final sentence of Section 2.4(a) hereof. Certificates will be redeemable only in multiples of $1,000, provided that the Trustee shall, to the extent practicable, endeavor to maintain minimum denominations of $100,000. In the case of any Certificate in a denomination greater than $1,000, the Trustee shall treat each such Certificate as representing such number of separate certificates each of the denomination of $1,000 as is obtained by dividing the actual Principal amount of such Certificate by $1,000.

    Section 5.5  Notice of Redemption.

    Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 15 nor more than 60 days prior to the Redemption Date, to each Holder of Certificates to be redeemed, at the address appearing in the Certificate Register. All notices of redemption shall state:

(a)  the Redemption Date,
(b)  the Redemption Price,
(c) if fewer than all Outstanding Certificates of any series are to be redeemed, the identification (and, in the case of partial redemption, the respective Principal amounts) of the particular Certificates, including the series and the stated maturity of Principal of such Certificates, to be redeemed,
(d) that on the Redemption Date the Redemption Price will become due and payable upon each such Certificate, and that Interest thereon shall cease to accrue from and after said date, and
(e) the place where such Certificates are to be surrendered for payment of the Redemption Price.
Notice of redemption of Certificates to be redeemed shall be given by the Trustee in the name of the Company.

Section 5.6  Certificates Payable on Redemption Date.

    Notice of redemption having been given as aforesaid, the Certificates to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless there shall be a default in the payment of the Redemption Price) such Certificates shall cease to bear Interest. Upon surrender of such Certificates for redemption in accordance with said notice, such Certificates shall be paid at the Redemption Price, exclusive, however, of installments of Interest maturing on or prior to the Redemption Date, payment of which shall have been made or duly provided for to the Holders of such Notes registered as such on the relevant Record Dates, or otherwise, according to their terms. If any Certificate called for redemption shall not be so paid upon surrender thereof for redemption, the Principal (and premium, if any) shall, until paid, continue to bear Interest from the Redemption Date at the Default Rate.

    Section 5.7  Certificates Redeemed in Part.

    Any Certificate which is to be redeemed only in part shall be surrendered at the Principal Office of the Trustee (with due endorsement by, or a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Trustee shall execute and deliver to the Holder of such Certificate a new Certificate or Certificates of the same series and the same stated maturity of Principal, of any authorized denomination as requested by such Holder in aggregate Principal amount equal to and in exchange for the unredeemed portion of the Principal of the Certificate so surrendered.

                                    ARTICLE VI
                                    THE TRUSTEE

Section 6.

    Section 6.1  Employment of Trustee

    In consideration of the recitals hereinabove set forth and for other valuable consideration, the Company hereby appoints the Trustee to:
(a) execute and deliver the Certificates; (b) receive the proceeds Proceeds from the sale of the Certificates; (c) receive all payments to be made to the Trustee in accordance with the terms of the ESPC Task Order and the assignment of payments thereunder; (d) receive all payments, if any, made to the Trustee pursuant to the HEC Contribution Agreement; (e) apply and disburse the payments received hereunder as provided for herein; and (f) perform all the other duties and obligations of the Trustee as provided for herein.

     Section 6.2  Acceptance Of Appointment

    The Trustee hereby accepts the appointment above referred to, subject to the terms and conditions of this Trust Agreement. The Trustee shall not be requiredto give any bond or surety in respect of the execution of the trust created hereby.

    Section 6.3  Duties

    By executing and delivering this Trust Agreement, the Trustee accepts the duties and obligation of the Trustee provided in this Trust Agreement, but only upon the terms and conditions set forth in this Trust Agreement. The Trustee undertakes to perform such duties, and only such duties, as are specifically set forth in this Trust Agreement and no implied duties or obligations shall be read into this Trust Agreement against the Trustee. The Trustee shall be under no obligation to institute any suit, or to take any proceeding under this Trust Agreement or to enter any appearance or in any way defend in any suit in which it may be made defendant, or to take any steps in the execution of the trusts hereby created or in the enforcement of any rights and powers hereunder, until it shall be paid or reimbursed or indemnified to its satisfaction by the Company against any and all reasonable costs and expenses, outlays and counsel fees and expenses and other reasonable disbursements. The Trustee may nevertheless begin suit, or appear in and defend suit, or do anything else in its judgment proper to be done by it as the Trustee, and in such case the Company shall reimburse the Trustee for all costs and expenses, outlays and counsel fees and expenses and other reasonable disbursements properly incurred in connection therewith. If the Company shall fail to make such reimbursement, the Trustee may, upon written notice to the Company, reimburse itself from any monies in the Company
Account. Indemnification for liability for any action taken hereunder shall be made to the Trustee except for liability arising from the gross negligence, misconduct or default of the Trustee.

Section 6.4  Removal and Resignation.

A bank or trust company authorized to provide corporate trust services in Massachusetts and Pennsylvania may be substituted to act as Trustee under this Trust Agreement, either (a) upon written request of the Holders of a majority in aggregate Principal amount of Outstanding Certificates and, provided no Event of Default has occurred and is continuing hereunder, with the consent of the Company, which consent shall not be unreasonably withheld, or (b) by the Company, provided no Event of Default has occurred and is continuing hereunder. Such substitution shall not be deemed to affect the rights or obligations of the Holders. No such substitution shall be effective unless the Company furnishes a written acknowledgment from the Government agreeing to recognize such successor and agreeing to continue ESPC Task Order
Payments pursuant to the Notice of Assignment. Upon any such substitution, the Trustee agrees to assign to such substitute Trustee its rights under this Trust Agreement and all related documents, and to deliver all documents and funds held in connection with this Trust Agreement to such substituted Trustee. Any such successor shall have capital and surplus exclusive of borrowed capital aggregating at least $50,000,000 and shall be subject to examination or supervision by a federal or state banking authority. The Trustee or any successor may at any time resign by giving mailed notice to all Holders, the Company and the Government of its intention to resign and of the proposed date of resignation, which shall be a date not less than 30 days after such notice is deposited in the United States mail with postage fully prepaid, unless an earlier resignation date and the appointment of a successor Trustee shall have been or is approved in writing by the Company.
In the event that a successor Trustee is not appointed within 30 days after such notice is deposited in the United States mail, the Company or the resigning Trustee may petition the appropriate court having jurisdiction to appoint a successor Trustee. No resignation or removal of the Trustee and appointment of a successor Trustee shall become effective until (i) acceptance of appointment by the successor Trustee, (ii) receipt of written acknowledgment from the Government agreeing to recognize such successor and agreeing to continue ESPC Task Order Payments pursuant to the Notice of Assignment, and (iii) execution of documents releasing the Trustee from any further obligations under this Trust Agreement.

    Section 6.5  Property Held in Trust; Limitation on Authority.

    All monies and securities held by the Trustee at any time pursuant to the terms of this Trust Agreement shall be and hereby are assigned, transferred and set over unto the Trustee in trust for the purposes and under the terms and conditions of this Trust Agreement By its acceptance hereof, the Trustee acknowledges that the sole purpose of the trust created hereby shall be for the protection and conservation of the trust corpus, including the Pledged Property and the Trust Fund, for the benefit of the Certificate Holders. Notwithstanding any contrary provision contained herein, the Trustee acknowledges and agrees that it shall have no power or authority
(i) to cause the trust to engage in any trade or business, or (ii) to vary the investment of the Certificate Holder.

    Section 6.6  Evidence on which Trustee may Act.

    The Trustee shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper or document believed by it to be genuine, and to have been signed or presented by the proper party or parties. The Trustee may consult with counsel, who may or may not be of counsel to the Company, and may rely on an Opinion of Counsel. Any such Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered, or any action not taken, by it in good faith and in accordance therewith, and the Trustee shall not be liable for any action taken or omitted in good faith in reliance on such Opinion of Counsel. Whenever the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or not taking any action under this Trust Agreement, such matter (unless other evidence in respect thereof be hereby specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by an authorized officer of the Company, which evidence shall be furnished to the Trustee upon its reasonable request.

    Section 6.7  Co-Trustee.

    (a) At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Trust Fund hereunder may at the time be located, the Trustee shall have power to appoint one or more persons approved by the Company either to act as co-trustee jointly with the Trustee, of all or any part of the Trust Fund hereunder, or to act as a separateco-trustee of any property constituting part thereof, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in the capacity as aforesaid, any property, title, right or power deemed necessary or desirable, subject to the remaining provisions of this Section 6.7.

    (b) Every separate trustee or co-trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

        (i) The rights, powers, duties and obligations hereby conferred or imposed upon the Trustee shall apply to the Trustee and such separate or co-trustee jointly, as shall be provided in the instrument appointing such separate trustee or co-trustee, except to the extent that, under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or co-trustee.

        (ii) The Trustee at any time, by an instrument in writing executed by it, may accept the resignation of or remove any separate trustee or co-trustee appointed under this Section 6.7. A successor to any separate trustee or co-trustee so resigned or removed may be appointed in the manner provided in this Section 6.7.

        (iii) No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

        (iv) No power given hereby to any such separate trustee or co-trustee shall be separately exercised hereunder by such separate trustee or co-trustee except with the consent in writing of the Trustee, anything here in contained to the contrary notwithstanding.

     (c) Upon the acceptance in writing of such appointment by any such separate trustee or co-trustee it shall be vested with the estates or property specified in the instrument of appointment jointly with the Trustee (except insofar as local law makes it necessary for any such separate trustee to act alone) subject to all the terms of this Trust Agreement. Every such acceptance shall be filed with the Company. Any separate trustee or co-trustee may, at any time by an instrument in writing, constitute the Trustee its agent and attorney-in-fact, with full power and authority to do all acts and things and to exercise all discretion on its behalf and in its name.
Section 6.8  Merger or Consolidation of Trustee.

    Section 6.8  Merger or Consolidation of Trustee."

    Any corporation or national banking association resulting from any merger or consolidation to which the Trustee or any successor to it shall be a party, or any corporation or national banking association in any manner succeeding to all or substantially all of the corporate trust business of the Trustee or any successor Trustee, shall be the successor Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation or national banking association, if not an affiliate of the Trustee, shall satisfy the requirements for a successor to the Trustee set forth in Section 6.4 hereof.

Section 6.9  Compensation of Trustee

   The Trustee shall receive compensation for its services hereunder as set forth in the letter of even date herewith executed by the Trustee and the Company. Any and all amounts payable to the Trustee hereunder (including without limitation attorneys' fees) shall be payable by the Company, and for the payment of such amounts, the Trustee shall have a lien therefore on any and all funds at any time held by it in the Company Account. The compensation which the Trustee is entitled to receive hereunder shall not be limited by any provision of law regarding the compensation of a Trustee of an express trust.

    Section 6.10  Release and Indemnification Covenants.

    (a) The Company agrees to indemnify and hold harmless the Trustee and any member, director, official, employee and attorney of the Trustee
(collectively called the "Indemnified Parties") from and against any and all losses, claims, damages or liabilities caused by any untrue statement of material fact with respect to the Company or the ESPC Project, or in the other documents, certificates and information submitted to the Trustee by the Company or caused by any omission of any material fact necessary to be stated to make such statements not misleading or not incomplete; and from and against all costs, counsel fees, expenses and liabilities incurred in connection with any claims asserted thereon.

   (b) In addition, the Company agrees that the Indemnified Parties shall not be liable for, and covenants and agrees to defend and indemnify the Indemnified Parties from and against, any and all costs, damages or liabilities which may arise out of issuing the Certificates or loaning the proceeds thereof to the Company and from any and all claims or actions by or on behalf of any person, firm, or Company, arising from any act, failure to act, or occurrence whatsoever with respect to the ESPC Project or arising from any breach or default on the part of the Company in the performance of any act to be performed pursuant to the terms of this Trust Agreement or the Assignment Agreement.

   (c) In case any action shall be brought against one or more of the Indemnified Parties based upon the provision of Section 6.10(a) or (b) hereof and in respect of which indemnity may be sought against the Company, such Indemnified Parties shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel the payment of all expenses and the right to negotiate and consent to settlement. Any one or more of the Indemnified Parties shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Parties unless the employment of such counsel has been specifically authorized by the Company, except that in the case of any action concerning the matters referred to in Section 6.10(a) hereof, the fees and expenses of such counsel shall be borne by the Company. The Company shall not be liable for any settlement of any such action effected without its consent, but if settled with the consent of the Company or if there be a final judgment for the plaintiff in any such action, the Company agrees to indemnify and hold harmless the Indemnified Parties from and against any loss or liability by reason of such settlement or judgment.

   (d) The Company shall and hereby agrees to indemnify and save the Indemnified Parties harmless from and against all claims, losses and damages, including consequential damages and legal fees and expenses, arising out of
(i) the administration of the Trust Fund under the Trust Agreement, including any duties the Trustee may have as assignee under the Assignment Agreement, and payee of the Project Note, and (ii) any act of negligence of the Company or any of their respective officers, agents, contractors, servants, employees, licenses or invitees in connection with the ESPC Project or the ESPC Task Order. Indemnification for any cause of action mentioned in this
Section 6.10 shall be limited to the extent and amounts permitted by law. No indemnification will be made under this Section 6.10 or elsewhere in this Trust Agreement for the willful misconduct, gross negligence or breach of duty under this Trust Agreement by the Trustee, its officers, agents, employees, successors and assigns.

   (e) The provisions of this Section 6.10 shall survive repayment of the Certificates.

                                 ARTICLE VII

                      REPRESENTATIONS AND COVENANTS OF
                                 THE COMPANY
Section 7.

    Section 7.1  Authority to Contract

    The Company represents that it has authority to enter into and perform this Trust Agreement and has taken all actions necessary to authorize its execution and delivery by its authorized officer signing at the signature page hereof.

Section 7.2  Adequacy of ESPC  Task Order Payments.

    The Company represents that, to the best of its knowledge, the ESPC Task Order Payments, together with the portion of the Proceeds to be retained for such purpose, will be sufficient in amount and time to pay the Principal and Interest on the Certificates Outstanding as the same become due. The Company covenants and agrees that it will not agree to any amendment to the ESPC Task Order that would modify or reduce the Monthly Amortized Estimated Cost and/or the Amortization Payment, as such terms are used in the ESPC Contract and the ESPC Task Order,. The Company will not agree to amend the ESPC Task Order in any other respect without the prior written consent of the Trustee.

Section 7.3  Construction, Maintenance and Operation of the ESPC Project.

    The Company will comply (or will cause the Contractor to comply) with the construction, installation, testing, operation, monitoring and verification, and maintenance provisions of the ESPC Task Order, and will enforce against the Contractor the terms and conditions of the Project Management Services Agreement to the extent required in order to comply with the provisions of the ESPC Task Order and this Trust Agreement. The Company will not amend the Project Management Services Agreement in any respect, and will not amend the UGI Pipeline Agreements in any material respect, in each instance without the prior written consent of the Trustee.

Section 7.4  Governmental Approvals.

   The Company represents that it has obtained all material Governmental Approvals required for the construction, installation and operation of the ESPC Project, except for those Governmental Approvals listed on Schedule 7.4 attached hereto but which the Company reasonably expects to obtain in a timely manner and without material restrictions.

Section 7.5  Further Assurances

   The Company covenants and agrees for the benefit of the Trustee and the Holders that at its own expense it will do, execute, acknowledge and deliver all and every further acts, deeds, conveyances, transfers and assurances necessary or proper for the perfection of liens and security interests in the ESPC Project, the ESPC Task Order and the Pledged Property (including both real and personal property) in favor of the Trustee, as the secured party, whether the property is now owned or held or hereafter acquired, including but not limited to executing or causing to be executed such assignments, security agreements, financing statements and continuation statements as shall be necessary under applicable law to perfect and maintain such liens and security interests.

Section 7.6  Maintenance of Existence; Provisions of Charter Documents

    The Company will maintain its legal existence under the laws of The Commonwealth of Massachusetts, and its qualification to do business in the Commonwealth of Pennsylvania. Upon the written request of the Holders of a majority in aggregate Principal amount of the Certificates then Outstanding, the Company's Articles of Organization shall be amended to include a requirement for an Independent Director if required by a Rating Agency in connection with a future request to issue a rating for the Certificates.

Section 7.7  Limitation on Nature of Business.

    So long as any of the Certificates remain Outstanding, the Company covenants and agrees not to conduct any business other than business relating to installing, owning, operating, monitoring and verifying, or maintaining the ESPC Project as contemplated by the Project Financing Documents, and the consummation of the transactions contemplated by the Project Financing Documents.

Section 7.8  Additional Agreements

    So long as any of the Certificates remain Outstanding, the Company covenants and agrees that it will not enter into any agreements other than those required by or in connection with the Project Financing Documents and anyamendments thereto, and will only enter into agreements and contracts to rebuild or reinstall all or any portion of the ESPC Project if sufficient insurance proceeds are available to the Trustee for such rebuilding.

Section 7.9  Additional Indebtedness

 . tc "Section 7.9  Additional Indebtedness" \f # \l 2   So long as any
of the Certificates remain Outstanding, the Company will not create, assume or incur any additional indebtedness unless (i) it has received the prior written approval of the Trustee, (ii) such indebtedness is related solely to the ESPC Project and is reasonably necessary to enable the Company to fulfill its obligations under the ESPC Task Order, (iii) such indebtedness or obligation is expressly subordinated in writing to all obligations of the Company to the Trustee for the benefit of the Certificate Holders, including, without limitation, all obligations under the Trust Agreement, the Project Loan Agreement, the Project Note and the Certificates, and (iv) the holder of such indebtedness has agreed in writing that it will not institute any involuntary bankruptcy or similar proceeding against the Company.

Section 7.10  Liens.

So long as any of the
Certificates remain Outstanding, the Company shall not create or suffer to exist or permit any lien or security interest upon or with respect to the Pledged Property, other than liens and security interests required by the Project Financing Documents.

Section 7.11  Guaranties.

So long as any of the Certificates remain Outstanding, the Company shall not contingently or otherwise be or become liable, directly or indirectly, in connection with any Guaranty except (a) indemnities with respect to unfiled materialmen's, mechanic's, workmen's, repairmen's, employee's or other like liens arising in the ordinary course of operations or maintenance of the ESPC Project, and (b) indemnities to Governmental Authorities relating to any expenses incurred that are incidental to obtaining easements or permits for the benefit of the ESPC Project.

Section 7.12  Prohibition on Disposition of Assets; Prohibition on
Leases.

    So long as any of the Certificates remain Outstanding,
(a) the Company agrees that it will not sell or dispose of the Pledged Property or any of its other property or assets, and (b) the Company will not enter into any lease (as lessee) of property.

Section 7.13  Prohibition on Fundamental Changes.

    So long as any of the Certificates remain Outstanding, the Company shall not enter into any transaction of sale, merger or consolidation, change its form of organization or its business, liquidate or dissolve itself (or suffer any liquidation or dissolution), or amend or modify its Articles of Organization or its corporate By-Laws so as to violate the restrictions set forth in Sections 7.6 and 7.7 hereof. So long as any of the Certificates remain Outstanding, the Company shall not purchase or otherwise acquire all or substantially all of the assets of any Person.

Section 7.14  Employee Plans.

    So long as any of the Certificates remain Outstanding, the Company shall not become a party to, participate in or assume any liability with respect to any "pension plan", as defined in the Employee Retirement Income Security Act of 1974, as amended from time to time.

Section 7.15  Transactions with Affiliates.

   So long as any of the Certificates remain Outstanding, the Company shall not enter into any transaction or agreement with any Affiliate other than the Project Financing Documents and the transactions contemplated thereby.

Section 7.16  Taxes; Other Governmental Charges.

(a) The Company shall pay, or cause to be paid before the same become delinquent, all taxes, assessments, whether general or special, and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to any portion or element of the ESPC Project, including any equipment or related property installed or brought by the Company therein or thereon.

Section 7.17  Insurance.

(a) At all times while any Certificates remain Outstanding, the Company and/or the Contractor shall provide, maintain and keep in force the following policies of insurance for the ESPC Project:

     (i) Insurance against loss or damage to the ESPC Project by fire, lightning and any of the risks covered by insurance of the type now known as "broad form coverage" in an amount at least equal to 100% of the replacement cost thereof, and, in an amount which is sufficient to void any co-insurance requirements; provided, however, that the aggregate amount of coverage provided by such insurance for the ESPC Project shall not, at any time, be less than the aggregate Principal amount of Certificates Outstanding. The policies of insurance carried in accordance with this clause (i) shall contain a "Replacement Cost Endorsement", and a waiver of co-insurance endorsement;

     (ii) Comprehensive public liability insurance (including, completed operations coverage for one year after construction/installation of the ESPC Project has been completed) on an "occurrence basis" against claims for "personal injury" including, without limitation, bodily injury, death or property damage occurring on, in or about the ESPC Project and the adjoining streets, sidewalks and passageways, such insurance to afford immediate minimum protection to limits of not less than that as are customarily carried by operators of similar properties (which shall in no event be less than $1,000,000 per occurrence and $2,000,000 in the aggregate primary coverage);

     (iii) Worker's compensation insurance including employer's liability insurance for all employees of the Company and the Contractor, if any, engaged on or with respect to the ESPC Project in amounts normally carried by prudent operation of similar properties, or, if such limits are established by either the ESPC Task Order or by law, then in the greater of such amounts;

     (iv) During the course of any demolition, construction, renovation or repair of the ESPC Project, builder's completed value risk insurance against "all risks of physical loss", including transit coverage, during construction of the ESPC Project, in non-reporting form, in an amount at least equal to 100% of the replacement cost thereof. Such policy of insurance shall contain a waiver of coinsurance endorsement;

     (v) Boiler and machinery explosion liability insurance in such amounts as are usually carried by prudent operators of similar properties in the vicinity of the ESPC Project, or if greater, in the amounts, if any, required under the ESPC Task Order; and

     (vi) Flood insurance (if the ESPC Project is located in a flood hazard area).

(b) All policies of insurance required pursuant to Section 7.17(a) hereof shall contain a standard non-contributory negligence endorsement providing an agreement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of the Company or the Contractor which might otherwise result in forfeiture of such insurance and the further agreement of the insurer waiving all rights of set-off, counterclaim or deductions against the Company or the Contractor.

(c) All policies of insurance shall be issued by companies rated AA or better by Standard & Poor's Company and A IX or better by A. M. Best. All policies of property insurance shall name the Trustee (and, if applicable, the Company) as additional insureds and have attached thereto a lender's loss payable endorsement for the benefit of the Trustee. The Company shall pay the premiums for all policies of insurance as the same become due and payable, and shall furnish the Trustee with a single duplicate original policy with respect to all required insurance coverage. At least 30 days prior to the expiration of each such policy, the Company shall furnish the Trustee with evidence of the payment of premium and the reissuance of a policy continuing insurance in force as required pursuant hereto. All such policies, including policies for any amounts carried in excess of the required minimum and policies not specifically required hereby, shall be maintained in full force and effect, shall be assigned and delivered to the Trustee, with premium prepaid, as collateral security for payment of all obligations on the Project Note, and shall contain a provision that such policies will not be canceled or amended, without at least 30 days prior written notice to the Trustee and at no time shall there be any reduction in the scope or limits of coverage. If the insurance, or any part thereof, shall expire, or be withdrawn, or become void for any reason, the Company shall immediately upon learning of such expiration or termination place new insurance on the ESPC Project meeting the requirements of Section 7.17(a) hereof.

(d) In the event the Company fails to provide, maintain, keep in force or deliver and furnish to the Trustee the policies of insurance required hereunder, the Trustee may procure such insurance or single-interest insurance for such risks covering the Company's and the Trustee's interest, and pay all premiums thereon from any monies in its possession under the provisions of this Trust Agreement, except for monies in the Certificate Payment Account, the Debt Service Reserve Account or otherwise held specifically for payment to Certificate Holders under the terms of this Trust Agreement.

(e) All proceeds of insurance shall be payable to the Trustee and the Trustee shall have the right to join the Company in adjusting or compromising any claims for loss, damage or destruction in excess of $50,000 under any policy or policies of insurance. Each insurance company concerned is hereby authorized and directed to make payment under such insurance, including return of unearned premiums, directly to the Trustee instead of to the Company and the Trustee jointly, and the Company irrevocably appoints the Trustee as the Company's attorney-in-fact to endorse any draft therefor.

Section 7.18  Compliance with Laws.

    With respect to the ESPC Project, the Company will at all times comply with, and will cause the Contractor to comply with, the terms, conditions and requirements of all Governmental Approvals, with all other applicable requirements of federal, state and local laws and with all applicable lawful requirements of any Governmental Authority.

Section 7.19  Reporting Requirements.

   Until such time as no Certificates remain Outstanding, the Company will furnish, or cause to be furnished, to the Trustee the following financial and other information with respect to the Company and the Contractor:

(a) Promptly upon, and in any event within three (3) Business Days after becoming aware of (i) the occurrence of an Event of Default hereunder or under the ESPC Task Order, or (ii) the occurrence of any event which with the giving of notice or the lapse of time or both would constitute an Event of Default hereunder or under the ESPC Task Order, or (iii) upon receipt by the Company of any notice or advice from any Governmental Authority or any other source with respect to hazardous materials on, from or affecting the ESPC Project, a certificate of an authorized officer of the Company specifying the nature thereof and the Company's proposed response thereto;

(b) Promptly upon, and in any event within three (3) Business Days after, receipt of any notice from the Government exercising, or indicating its intention to exercise, the Government's right to terminate the ESPC Task Order pursuant to the so-called termination for convenience provision of such Contract, a copy of such notice and any accompanying documents.

(c) Promptly after (i) the occurrence thereof, notice of the institution of or any material adverse development in any action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any Governmental Authority against the Company, the Contractor or the ESPC Project, or (ii) actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration; and

(d) With reasonable promptness, such other information about the Company, the Contractor or the ESPC Project as the Trustee may reasonably request from time to time.

Section 7.20  Casualty or Condemnation Events.

(a) The Company shall promptly notify the Trustee if any of the Pledged Property is damaged or destroyed by fire or other casualty, or becomes subject to condemnation or taking by eminent domain. The Company also shall promptly notify the Trustee if, following such damage, destruction or taking, the Government ceases making ESPC Task Order Payments with respect to all or any portion of the ESPC Project, and shall promptly notify the Trustee if the Government resumes making such payments.

(b) Subject to the requirements of Section 7.17(e) hereof, the Company shall promptly file appropriate claims relating to any of the Pledged Property damaged by fire or other casualty with the insurance carriers providing property and casualty insurance with respect to the ESPC Project. If the Company fails to notify the Trustee that it has filed such claims within ten (10) Business Days after the Trustee's receipt of notice as to the damage or destruction, the Trustee shall promptly file the required claims with respect to such Pledged Property. With respect to any condemnation or taking event, the Trustee shall be entitled to receive all compensation, damages, awards and other payments or relief therefor, or accruing as a result thereof, and shall be entitled, at its option to participate in any such action or proceedings. No award, settlement or compromise of any claim, action or proceeding arising as a result of a condemnation or taking event shall be made or accepted without the written consent of the Trustee.

(c) If prior to the date of Acceptance of the ESPC Project, the Company or the Trustee receives any amount in respect of (i) any insurance proceeds as a result of any loss or damage to any Pledged Property or (ii) any condemnation proceeds as a result of any condemnation or taking by eminent domain of any Pledged Property, the amount of such insurance proceeds or condemnation proceeds, as the case may be, less the reasonable cost, if any, to the Company or the Trustee of such recovery, shall be deposited in the Construction Account and applied as provided in the Project Loan Agreement and Section 3.2 hereof.

(d) Within thirty (30) days after the damage, destruction or taking of any Pledged Property occurring after Acceptance of the ESPC Project, the Company shall deliver to the Trustee written evidence reasonably satisfactory to the Trustee that the affected Pledged Property will be repaired or replaced by the Company and stating the period required for such repair or replacement (the "Reconstruction Period"). If the Company does not deliver written notice of its ability to repair or replace the Pledged Property as provided in the preceding sentence, or if, following such delivery, the Company does not undertake to repair or replace the Pledged Property in a timely fashion, the Trustee shall use its best efforts (i) to retain the Contractor, or (ii) if the Contractor declines, to retain contractors of recognized standing in the Tobyhanna, Pennsylvania area capable of repairing or replacing the Pledged Property for an amount equal to or less than the available insurance or condemnation proceeds, and the party so selected shall establish the Reconstruction Period. The Trustee shall not be required to expend any of its own funds pursuant to the foregoing sentence. The party performing the work relating to the repair or replacement of Pledged Property pursuant to this Section 7.20(d) is herein referred to as the "Reconstruction Contractor".

(e) If the Company or the Trustee receives any amount in respect of (x) any insurance proceeds as a result of any loss or damage to the Pledged Property occurring after Acceptance or (y) any condemnation proceeds as a result of any condemnation or taking by eminent domain of the Pledged Property occurring after Acceptance, then in each such case, the Trustee shall retain the Independent Engineer to perform the actions described in this Section 7.20, and the amount of such insurance proceeds or condemnation proceeds, as the case may be, less the reasonable costs, if any, to the Company or the Trustee of such recovery and of paying out such proceeds (including reasonable attorneys' fees and costs allocable to inspecting the Reconstruction Work (as defined below) and the plans and specifications therefor) shall be deposited and held hereunder in the Capital Proceeds Account, and shall be remitted to the Reconstruction Contractor from time to time as the Reconstruction Work progresses and shall be applied by the Reconstruction Contractor to the payment of the cost of repairing, restoring or rebuilding the portion of the Pledged Property so taken, damaged or destroyed (the "Reconstruction Work"), such remittance to be subject to satisfaction of the following conditions:

     (i) The amount of the insurance or condemnation proceeds (together with all ESPC Task Order Payments reasonably expected to be available to the Company or such other cash, letters of credit or cash equivalents deposited by the Company with the Trustee) must be sufficient, in the opinion of the Independent Engineer, to repair, restore or rebuild the Pledged Property so as to restore the ESPC Project to substantially the same level of operation as immediately prior to the casualty or condemnation, to pay or perform all operation and maintenance expenses and obligations to be paid or performed by the Company under the ESPC Task Order, if any, and to pay all payments of Interest and Principal on the Certificates coming due during the period of time required to repair, restore or rebuild the Pledged Property during the Reconstruction Period;

     (ii) Each request for payment shall be made on ten (10) days' prior written notice to the Trustee and shall be accompanied by a certificate to be made by an authorized officer of the Reconstruction Contractor, stating that (A) all of the Reconstruction Work completed has been done substantially in compliance with the approved plans and specifications, if any, (B) the sum requested is required to pay, or to reimburse the Reconstruction Contractor for, the cost incurred in connection with such Reconstruction Work (giving a brief description of the services and materials provided in connection with such Reconstruction Work), (C) the sum requested, when added to all proceeds previously paid out by the Trustee, does not exceed the value of the Reconstruction Work done as of the date of such certificate and (D) the amount of such proceeds remaining in the hands of, or to be paid to, the Trustee, together with other amounts available to the Reconstruction Contractor (in the opinion of the party furnishing the certificate), will be sufficient on completion of the Reconstruction Work to pay for the same in full, together with operation and maintenance expenses and indebtedness on the Certificates during the remaining period of time to repair, restore or rebuild such Pledged Property (giving, in such reasonable detail as the Trustee may require, an estimate of the cost of such completion);

     (iii) Each request shall be accompanied by waivers of liens (conditional as to the current request and unconditional as to prior requests) reasonably satisfactory to the Trustee covering that part of the Reconstruction Work for which payment or reimbursement is being requested;

     (iv) The ESPC Task Order shall not have been modified, canceled or terminated by the Government with respect to the Pledged Property requiring the Reconstruction Work; and

     (v) No Event of Default shall have occurred and be continuing hereunder.

(f) After completion of the Reconstruction Work relating to any portion of the Pledged Property for which the Trustee has received any insurance or condemnation proceeds pursuant to Section 7.20(e) hereof, and payment of all costs thereof, any such remaining funds held by the Trustee in the Capital Proceeds Account shall be transferred to the Company Account upon satisfaction of each of the following conditions:
     (i) The Trustee shall have received unconditional waivers of liens reasonably satisfactory to it covering all such Reconstruction Work, and evidence satisfactory to it that there has not been filed with respect to the ESPC Project any lien in respect of any part of the Reconstruction Work not discharged of record;

     (ii) The ESPC Task Order shall not have been modified, canceled or terminated by the Government with respect to the Pledged Property requiring the Reconstruction Work and the Government shall have resumed making full ESPC Task Order Payments;

     (iii) There shall be no shortfall in the amounts required to be on deposit in the Capitalized Debt Service Account, the Debt Service Reserve Account, the Certificate Payment Account or the Capital Repair and Replacement Account; and

     (iv) No Event of Default shall have occurred and be continuing hereunder.

(g) If (i) the Company or the Trustee is unable to retain a Reconstruction Contractor to perform the Reconstruction Work as contemplated by Sections 7.20(d) and 7.20(e) hereof, or it is determined that the proceeds and other amounts available are insufficient to pay the amounts called for by
Section 7.20(e)(i) hereof or, (ii) the Government terminates the ESPC Task Order in whole or with respect to the portion of the Pledged Property subject to damage, destruction or taking, then, to the extent that the available insurance or condemnation proceeds shall not otherwise have been disbursed as aforesaid to the Reconstruction Contractor, the Trustee shall transfer such proceeds to the Certificate Payment Account to redeem Certificates in accordance with Section 5.3(b) hereof.

(h) Notwithstanding any other provision of this Section 7.20 or the Trust Agreement, in the event of a taking or condemnation of all or substantially all of the Pledged Property, the proceeds received by the Company or the Trustee shall be deposited to the Certificate Payment Account to redeem Certificates in accordance with Section 5.3(b) hereof.

Section 7.21  Security Agreement.

    If and to the extent that the Company and the Trustee shall become the Debtor and Secured Party respectively in any Uniform Commercial Code financing statement affecting any of the Pledged Property referred to or described herein, this Trust Agreement shall be deemed a "security agreement" as defined in the Pennsylvania Uniform Commercial Code, and the remedies for any violation of the covenants, terms and conditions herein contained shall be (a) as prescribed herein, and (b) as to such part of the security which is also reflected in such financing statement, as prescribed by the specific statutory consequences now or hereafter enacted and specified in such Uniform Commercial Code. Pursuant to such Uniform Commercial Code, the Company hereby authorizes the Trustee, without the signature of the Company, to execute and file financing statements and continuation statements if the Trustee shall determine that the same are necessary or advisable in order to perfect, or continue the perfection of, the Trustee's security interest in any Pledged Property, and shall pay to the Trustee on demand all expenses incurred by the Trustee in connection with the preparation, execution and filing of such statements and any continuation statements that may be filed by the Trustee.

                                 ARTICLE VIII

                  ACTION BY THE CERTIFICATE HOLDERS
Section 8.

    Section 8.1  General

A meeting of the Certificate Holders may be called at any time pursuant to the terms of this Article VIII for any of the following purposes:

    (a) to give any notice to the Company or the Trustee, or to give any directions to the Trustee, or to waive or consent to the waiving of any Event of Default hereunder and its consequences, or to take any other action authorized to be taken by the Certificate Holders under this Trust Agreement;

    (b) to remove the Trustee pursuant to the provisions of Section 6.4 hereof,

   (c)  to consent to the execution of any amendment hereto; or

   (d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate Principal amount of the Certificates under any other provision of this Trust Agreement or authorized or permitted by law,

    Section 8.2  Meetings Convened by the Trustee.

(a) The Trustee may at any time call a meeting of Holders to take any action specified in Section 8.1 hereof, to be held at such time and at such place in the city where the Trustee maintains its Principal Office as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed by the Trustee, in the manner provided by Section 9.3 hereof, to the Company and to each Holder at its last address as it shall appear on the Certificate Register not less than 20 nor more than 60 days prior to the date fixed for the meeting.

(b) Any meeting of Holders shall be valid without notice if all Holders are present in person or by proxy, or if notice is waived before or after the meeting by all Holders and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 8.3  Meetings Convened by the Holders

    In case at any time the Holders of not less than a majority in aggregate Principal amount of the Certificates then Outstanding, shall have requested the Trustee to call a meeting of Holders to take any action specified in
Section 8.1 hereof, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have transmitted the notice of such meeting in the manner provided by Section 9.3 hereof within 20 days after receipt of such request, then the Holders of Certificates in the amount above specified may determine the time and the place in the city where the Trustee maintains its Principal Office for such meeting and may call such meeting for the purpose of taking such action, by mailing or causing to be mailed notice of it as provided in Section 8.2 hereof.

Section 8.4  Persons Entitled to Vote

   To be entitled to vote at any meeting of Holders a person shall (a) be registered in the Certificate Register as a Holder of one or more Certificates, or (b) be a person appointed by an instrument in writing as proxy for such a registered Holder or Holders of Certificates. The only persons who shall be entitled to be present or to speak at any meeting of Holders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 8.5  Other Procedures.

(a) Notwithstanding any other provisions hereof, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Certificates and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, and submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit. Such regulations may fix a record date and time for determining the Holders entitled to vote at such meeting, in which case those and only those persons who are registered in the Certificate Register as Holders of Certificates at the record date and time so fixed shall be entitled to vote at such meeting whether or not they shall be such Holders at the time of the meeting. Such regulations may further provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without other proof except as otherwise permitted or required by any such regulations, appointment of any proxy shall be proved by having the signature of the person executing the proxy witnessed or guaranteed by any bank, banker or trust company satisfactory to the Trustee.

(b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Holders as provided in Section 8.3 hereof, in which case the Holders calling the meeting shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in Principal amount of the Certificates represented at the meeting and entitled to vote.

(c) At any meeting each Holder or proxy shall be entitled to one vote for each $1,000 Principal amount of Certificates then Outstanding and held thereby; provided, however, that no vote shall be cast or counted at any meeting in respect of any Certificates challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Certificates held by him or her or instruments in writing as previously stated duly designating him or her as the person to vote on behalf of other Holders. At any meeting of Holders, the presence of persons holding or representing any number of Certificates shall be sufficient for a quorum. Any meeting of Holders duly called pursuant to the provisions of Section 8.2 or 8.3 may be adjourned from time to time by vote of the Holders of a majority in Principal amount of the Certificates represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

Section 8.6  Voting

    The vote on any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the Principal amount of the Certificates voted by the ballot. The affirmative vote of the Holders of a majority of the Principal amount of the Certificates shall be necessary and sufficient for the approval of any such resolution, except as otherwise expressly provided herein. The permanent chairman of the meeting shall appoint an inspector of votes, who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting his or her verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspector of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 8.2 hereof. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters stated in it.

Section 8.7  Special Committee of Holders

   At any meeting of the Holders, the Holders may appoint a Special Committee comprised of not more than five Holders, which Special Committee shall have the authority to act for and on behalf of all Holders in respect of any matter.

Section 8.8  No Right to Delay

   Nothing contained in this Article VIII shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred here to make such call, any hindrance or delay in the exercise of any right or rights conferred on or reserved to the Trustee or to the Certificates under any of the provisions hereof or of the Holders.


                                 ARTICLE IX

                    AMENDMENT; ADMINISTRATIVE PROVISIONS

Section 9.

Section 9.1  Amendment.

    (a) The Company and the Trustee may, without the prior written approval of or notice to any of the Certificate Holders, amend this Trust Agreement or any other agreement entered into by the Trustee in connection herewith as shall not be inconsistent with the terms and provisions hereof, for any one of the following purposes:

(i) to cure any ambiguity, inconsistency or formal defect or omission in this Trust Agreement;

(ii) to grant to or confer upon the Trustee for the benefit of the Certificate Holders any additional rights, remedies, powers or authority that may lawfully be granted to or conferred upon the Certificate Holders or the Trustee or either of them, subject to receipt by the Trustee of an Opinion of Counsel reasonably satisfactory to the Trustee to the effect that there will be no resulting adverse effect on the fixed investment trust status of the Trust created hereby for federal income tax purposes;

(iii) to add to the covenants and agreements of the Trustee contained in this Trust Agreement other covenants and agreements thereafter to be observed for the protection of the Certificate Holders, subject to receipt by the Trustee of an Opinion of Counsel reasonably satisfactory to the Trustee that there will be no resulting adverse effect on the fixed investment trust status of the Trust created hereby for federal income tax purposes;

(iv) to evidence any succession within the Government, the Trustee or the Company, and the assumption by such successors of the requirements, covenants and agreements of the Government, the Trustee or the Company in this Trust Agreement, the ESPC Task Order and the Certificates;

(v) to conform to the requirements of the Trust Indenture Act of 1939, if applicable; or

(vi) to change the respective amounts (but not the aggregate amount) of the Certificates, subject to receipt by the Trustee of an Opinion of Counsel reasonably satisfactory to the Trustee to the effect that there will be no resulting adverse effect on the fixed investment trust status of the Trust created hereby for federal income tax purposes.

    (b) Exclusive of the aforementioned types of amendment and subject to the terms and provisions contained in this Section 9.1, and not otherwise, the Trustee, with the approval of the Holders of not less than a majority in aggregate Principal amount of the Certificates then Outstanding, shall have the right, from time to time, anything contained in this Trust Agreement to the contrary notwithstanding, to consent to and approve the execution by the Company and the Trustee of such other amendments, as shall be deemed necessary and desirable by the Company and the Trustee for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in this Trust Agreement or in any amendment thereto or in any agreement entered into by the Trustee in connection herewith; provided, however that nothing in this Section 9.1 shall permit, or be construed as permitting: (i) an extension of the date on which the payments of the Principal of or the Interest on any Certificate issued hereunder are due, or a reduction in the Principal amount of any Certificate or the rate of Interest thereon, without the consent of each Certificate Holder so affected; or (ii) a privilege or priority of any Certificate over any other Certificates or a reduction in the aggregate Principal amount of the Certificates required for consent to such amendment, without the consent of the Holders of all of the Certificates then Outstanding.

    (c) If at any time, the Trustee shall propose an amendment for any of the purposes of this Section 9.1, requiring the approval of the Certificate Holders, the Trustee shall convene a meeting of the Holders in the manner specified in Section 8.2 hereof. The notice for such meeting shall briefly set forth the nature of the proposed amendment and shall state that copies thereof are on file at the Principal Office of the Trustee for inspection by all Certificate Holders. If at such meeting of the Holders the proposed amendment hereto is approved by the affirmative vote of the requisite number of Holders, no Holder of any Certificate shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Company from executing the same or from taking any action pursuant to the provisions thereof.

(d) Upon the execution of any such amendment, this Trust Agreement shall be and is deemed to be modified and amended in accordance with such amendment.

Section 9.2  Trustee to Keep Records; Reports.

    (a) The Trustee shall keep a copy of this Trust Agreement and books and records of all monies received and disbursed under this Trust Agreement, which shall be available for inspection by the Company and the Holders at any time during regular business hours.

    (b) On each Payment Date, the Trustee will forward to each Certificate Holder of record a statement prepared by the Trustee setting forth the following:

        (i)  the total amount distributed;

        (ii) the amount of the distribution on such Payment Date allocable to Principal on the Certificates; and

        (iii) the amount of the distribution on such Payment Date allocable to Interest on the Certificates.

   (c) On or before January 31 of each calendar year, beginning with 2000, the Trustee will furnish to each person which at any time during the preceding calendar year was a Certificate Holder a statement prepared by the Trustee containing information required to be contained in the reports to be sent to Certificate Holders on each Payment Date as provided in Section 9.2(b) hereof, aggregated for such calendar year (or the applicable portion thereof during which such person was a Certificate Holder), together with such other customary or required information (consistent with the treatment of the Certificates as debt) to enable Certificate Holders to prepare their tax returns.

Section 9.3  Notice

    All notices, requests, and other communications to any party hereunder shall be in writing and shall be given to such party at its address or telecopy number set forth below, or such other address or telecopy number as such party may hereafter specify by notice to the other parties. Each such notice, request, or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted on a Business Day, to the telecopy number specified in this Section 9.3, (ii) if given by mail, four days after such communication is deposited in the U.S. mails, first class postage prepaid, in certified form, addressed as specified below, or (iii) if given by any other means (including, without limitation, by overnight courier service), when delivered on a Business Day at the address specified below; provided, that any notice to the Trustee shall be effective only upon its receipt thereby.

Addresses for Notices:

To the Company:

HEC/Tobyhanna Energy Project, Inc.
24 Prime Parkway, Suite 302
Natick, Massachusetts 01760
Attn:  President
Telecopy:  (508)653-0266

with a copy to:

HEC Inc.
24 Prime Parkway, Suite 302
Natick, Massachusetts 01760
Attn: President
Telecopy:  (508) 653-0266

To the Trustee:
U.S. Trust Company of New York
114 West 47th Street
New York, New York  10036
Attn:  Corporate Trust Services
Telecopy:  (212) 852-1625

Section 9.4  Governing Law

   This Trust Agreement shall construed and governed in accordance with the laws of The Commonwealth of Massachusetts.

Section 9.5  Severability

    Any provision of this Trust Agreement found to be prohibited by law shall be ineffective only to the extent of such prohibition, and shall not invalidate the remainder of this Trust Agreement.

Section 9.6  Assignment

   The Trust Agreement may not be assigned by the Company.

Section 9.7  Binding on Successors

   This Trust Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

Section 9.8  Limitation on Liability.

   No past, present or future partner, member, shareholder, officer, employee, servant, executive, director, agent, authorized representative or other Affiliate, parent or subsidiary of the Company (each such Person, an "operative") shall be personally liable for payments (including costs of collection) due hereunder or under any other agreement or document entered into by or for the benefit of the Trustee, or for the performance of any obligation, or breach of any representation or warranty made by the Company, hereunder or thereunder. The sole recourse of the Trustee for the satisfaction of the obligations (including costs of collection) of the Company hereunder shall be against the Pledged Property, and not against any assets or property of any such operative. In the event that a default occurs in connection with such obligations, no action shall be brought against any such operative by virtue of his direct or indirect ownership interest in the Company. In the event of foreclosure or other sale or disposition of Pledged Property, no judgment for any deficiency upon the obligations hereunder or any other agreement or document entered into with or for the benefit of the Trustee shall be obtainable by the Trustee against any such operative. Notwithstanding the foregoing, (a) the Trustee shall be entitled to bring suit against any operative for the purpose of obtaining jurisdiction over the Company, and (b) nothing in this Section 9.8 shall be deemed to release any operative from liability for his fraudulent actions, misappropriation of any ESPC Task
Order Payments, insurance proceeds, condemnation awards or other sums received by the Company, misrepresentations or willful misconduct, or affect or diminish the obligations of such operative under or in respect of each agreement to which he is, or is intended to be, a party.

Section 9.9  Headings; Construction.

    (a) Headings preceding the text of the several Articles and Sections hereof, and the table of contents, are solely for convenience of reference and shall not constitute a part of this Trust Agreement or affect its meaning, construction or effect.

    (b) All references herein to "Articles", "Sections" and other subdivisions are to the corresponding Articles, Section or subdivisions of this Trust Agreement.

Section 9.10  Execution in Counterparts

    This Trust Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute but one and the same instrument.

    IN WITNESS WHEREOF, the parties have cause this Trust Agreement to be executed as an instrument under seal by their duly authorized representatives as of the date first above written.



                                 HEC/TOBYHANNA ENERGY PROJECT, INC.



                                 By:
                                 Name:  Linda A. Jensen
                                 Title:    Treasurer



                                 UNITED STATES TRUST COMPANY OF NEW YORK, as

                                 Trustee



                                 By:
                                 Name:  Gus Kourkoulis
                                 Title:

                                 SCHEDULE 7.4

                        Governmental Approval Exceptions


1. Final approval from the Commonwealth of Pennsylvania Department of Environmental Protection for certain wetlands and stream crossings in connection with the construction of the natural gas pipeline.

2. Boiler operating permits which can not be obtained prior to installation and testing of the units.

3. Permits required for the Gate Station Work, to be obtained prior to commencement of such Work, anticipated to be in the summer of 2000.

                                   EXHIBIT 2.1

                          FORM OF REQUEST FOR EXECUTION
                           AND DELIVERY OF CERTIFICATES


                 REQUEST FOR EXECUTION AND DELIVERY OF CERTIFICATES

HEC/Tobyhanna Energy Project, Inc. hereby authorizes and requests United States Trust Company of New York, as trustee under a Trust Indenture and Security Agreement Relating to an Energy Savings Performance Contract Project dated as of September 30, 1999 ("Trust Agreement"), to prepare, execute and deliver the following Certificates of Participation pursuant to said Trust


Name, address and taxpayer identification               Principal Amount
number of registered Holder

First Union Capital Markets
Corp.                                                     $26,477,000
One First Union Center
301 South College Street
Charlotte, North Carolina
28288

Tax ID No.
_____________________


Dated:  September 30, 1999.

                                          HEC/Tobyhanna Energy Project, Inc.


                                         By:
                                               Name:  Linda A. Jensen
                                               Title:    Treasurer


  The undersigned hereby acknowledges that this request is authorized and timely pursuant to the terms of the above-referenced Trust Agreement.

                                         United States Trust Company of
                                         New York, as Trustee

                                         By:
                                               Name:  Gus Kourkoulis
                                               Title:

                                     EXHIBIT 2.2A

                    FORM OF FULLY REGISTERED CERTIFICATE OF PARTICIPATION



NUMBER                                                            $26,477,000
R-

                        7.625% CERTIFICATE OF PARTICIPATION
                    Evidencing a Proportionate Interest of the Holder
                Hereof in a Portion of ESPC  Task Order Payments to be Made

                                         by

                               THE UNITED STATES GOVERNMENT
                      Pursuant to An ESPC Task Order Awarded Under
                          An Energy Savings Performance Contract


Undivided                      Final
Proportionate                 Payment               Certificate       CUSIP
Ownership Percentage           Date                 Dated as of       Number

       100%               August 15, 2022       September 30, 1999   40415EAA2

Registered Owner:  First Union Capital Markets Corp.

Principal Sum: $26,477,000 Dollars

This is to certify that the Registered Owner (named above)
(the "Holder") of this Certificate of Participation (herein called the "Certificate") is the Holder of an undivided proportionate interest as stated above in a certain portion of the ESPC Task Order Payments (and in any corresponding insurance proceeds, contract termination payments or other amounts equivalent thereto) to be made pursuant to that certain ESPC Task Order No. 0001, dated January 7, 1999, as amended, by and between HEC/Tobyhanna Energy Project, Inc. (the "Company") and the United States of America (the "Government"), relating to the installation, operation and maintenance of certain energy conservation and energy cost savings measures at the Tobyhanna Army Depot, Tobyhanna, Pennsylvania. This Certificate has been issued pursuant to the Trust Indenture and Security Agreement Relating to an Energy Savings Performance Contract Project, dated as of September 1, 1999 (the "Trust Agreement") by and among the Company and United States Trust Company of New York, as trustee (the "Trustee"). Until the final Payment Date stated above, the Holder shall have the above-stated undivided proportionate ownership percentage in 100% of the ESPC Task Order Payments (and in any corresponding insurance proceeds, contract termination payments or other amounts equivalent thereto), up to an amount necessary to satisfy all payments of Interest and of Principal, together with premiums, if any, upon redemption, on the Certificates as and when such payments become due and payable. The right to receive the ESPC Task Order Payments has been assigned by the Company to the Trustee pursuant to the Assignment Agreement dated as of September 1, 1999, notice of which assignment has been provided to the Government by the Trustee pursuant to the Notice of Assignment.

    Subject to the terms of the ESPC Task Order described above and the Trust Agreement, the Holder of this Certificate is entitled to receive
(i) distributions of portions of ESPC Task Order Payments aggregating $56,228,253.59, which is the "Total Dollar Amount" of this Certificate, payable in semiannual installments as set forth in the Payment Schedule hereinafter set forth, on the dates set forth therein (the "Payment Dates"), and (ii) premiums and Default Rate interest if any, to the extent set forth in this Trust Agreement. The payments due hereunder (exclusive of premiums and Default Rate interest, if any) consist of Principal and Interest in the amounts set forth in the Payment Schedule. It cannot be determined from the face of this Certificate whether all or a portion of the Principal amount hereof has been paid.

    The Certificates are payable from the ESPC Task Order Payments, such ESPC Task Order Payments to be held in and disbursed from the funds and accounts established pursuant to the Trust Agreement. The obligation of the Government to make ESPC Task Order Payments under the ESPC Task Order is subject to the availability of appropriations for the payment of ESPC Task Order Payments. The obligation to make ESPC Task Order Payments is neither a debt nor obligation of the Government except in any fiscal year for which appropriations are available to make ESPC Task Order Payments.

    Prior to the Government's acceptance of all of the ESPC Project, all or a portion of the amounts due with respect to the Certificates will be paid from the Proceeds from the sale of the Certificates.

    All amounts payable hereunder are to be paid in lawful money of the United States of America, which at the time of payment is legal tender.

    Overdue Principal (and, to the extent permitted by applicable law, overdue Interest) on the Certificates shall bear interest at the per annum rate equal to the Default Rate, from the date due until the date paid.

    All future payments of Principal and Interest on each Certificate which has been partially redeemed pursuant to Section 5.3 of the Trust Agreement shall be reduced by the percentage determined by dividing (i) the amount of Principal redeemed on such Certificate by (ii) the amount of Principal Outstanding on such Certificate immediately prior to such redemption.

    The final payment on this Certificate shall be made at the Principal Office at which the Trustee conducts corporate trust business in New York, New York (the "Principal Office"), upon the surrender of this Certificate. All other Principal and the Interest payable on this Certificate shall be paid by check or draft of the Trustee mailed on the Payment Dates to the Holders at the addresses recorded on the Certificate Register.

    The Certificates evidence an interest in the ESPC Task Order Payments under the ESPC Task Order (and in any corresponding insurance proceeds, contract termination payments or other amounts equivalent thereto), and certain other property held pursuant to the Trust Agreement, all of which are subject to the provisions of the Trust Agreement permitting the application thereof for or to the purposes and on the terms and conditions set forth in the Trust Agreement.

    This Certificate has been executed by the Trustee pursuant to the terms of the Trust Agreement. Copies of the ESPC Task Order, the Trust Agreement and related documents are on file and available for inspection at the Principal Office of the Trustee and reference is hereby made to these documents, and any and all amendments thereto, for a description of the pledges and covenants securing the Certificates, the nature, extent and manner of enforcement of such pledges and covenants, the rights with respect thereto, and the other terms and conditions upon which the Certificates are delivered thereunder.

    The Certificates are issuable in the form of fully registered Certificates in denominations of $100,000 and any $1,000 multiples in excess thereof. The Certificates, upon surrender thereof at the Principal Office of the Trustee with a written request for exchange satisfactory to the Trustee duly executed by the registered Holder or his, her or its attorney-in-fact duly authorized in writing and upon payment of the Trustee's reasonable exchange fee for each new Certificate issued, may be exchanged for an equal proportionate share of the outstanding Principal amount of fully registered Certificates of any minimum denomination of the same maturity.

    This Certificate shall be transferable upon the Certificate Register, which shall be kept for that purpose at the Principal Office of the Trustee, upon surrender and cancellation of this Certificate together with a written instrument of transfer satisfactory to the Trustee duly executed by the registered Holder or his, her or its duly authorized attorney-in-fact and upon payment of the charges provided in the Trust Agreement including its reasonable transfer fee for each new Certificate issued. Upon such transfer a new fully registered Certificate or Certificates, of the same maturity and aggregate Principal amount will be issued to the transferee. The Trustee may treat the registered Holder hereof as the absolute owner hereof for all purposes, and the Trustee shall not be affected by any notice to the contrary.

    The Trust Agreement permits certain amendments or supplements to the Trust Agreement and the ESPC Task Order not prejudicial to the Holders to be made without the consent of or notice to the Holders, certain other amendments or supplements thereto to be made with the consent of the Holders of not less than a majority in aggregate Principal amount of the Certificates then outstanding, and other amendments or supplements thereto to be made only with the consent of all the Holders.

    The Certificates are subject to optional redemption, in whole, at the election of the Company in accordance with Section 5.1 of the Trust Agreement. The Certificates are subject to extraordinary redemption in whole, in accordance with Section 5.2 of the Trust Agreement. The Certificates are subject to mandatory redemption in whole or in part, in accordance with Section 5.3(a) of the Trust Agreement, and are subject to mandatory redemption in whole or in part, in accordance with Section 5.3(b) of the Trust Agreement.

    If certain Events of Default occur as provided for in the Trust Agreement, the Certificates shall be paid to the extent of available funds under the terms and conditions set forth in the Trust Agreement.
The Trustee has no obligation or liability to the registered Holders for the payment of the Certificates; the Trustee's sole obligation is to administer, for the benefit of the Company and the Holders, the Trust Fund and accounts established in the Trust Agreement. The Trustee has no obligation to pay any portion of the Interest or Principal pertaining to the Certificates from any source other than the funds and accounts established in the Trust Agreement.

    Except as provided for in the Trust Agreement, the Trustee and the Company shall not have any obligation or liability to the registered Holders with respect to the payment, when due, of ESPC Task Order Payments by the Government or with respect to the performance by the Government of any other covenant made by it in the ESPC Task Order.

    Initially capitalized terms utilized herein without definition have the meanings assigned thereto in the Trust Agreement.

    This Certificate has been executed as of the certificate date first stated above by the manual signature of an authorized signatory of the Trustee solely in its capacity as trustee pursuant to and in accordance with the Trust Agreement.

                                    UNITED STATES TRUST COMPANY OF NEW YORK, as
                                    Trustee


                                    By:
                                    Authorized Signatory

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THE REGISTRATION PROVISIONS OF SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS HAVE BEEN SATISFIED OR UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AND THE COMPANY COMPLIANCE WITH SUCH PROVISIONS IS NOT REQUIRED.

Payment Date       Interest Payment       Principal Payment     Total Payment

February 15, 2000     $757,076.72            $   0              $757,076.72
August 15, 2000      1,009,435.63            $   0             1,009,435.63
February 15, 2001    1,009,435.63             31,000.00        1,040,435.63
August 15, 2001      1,008,253.75            467,000.00        1,475,253.75
February 15, 2002      990,449.38            485,000.00        1,475,449.38
August 15, 2002        971,958.75            503,000.00        1,474,958.75
February 15, 2003      952,781.88            523,000.00        1,475,781.88
August 15, 2003        932,842.50            519,000.00        1,451,842.50
February 15, 2004      913,055.63            283,000.00        1,196,055.63
August 15, 2004        902,266.25            294,000.00        1,196,266.25
February 15, 2005      891,057.50            305,000.00        1,196,057.50
August 15, 2005        879,429.38            316,000.00        1,195,429.38
February 15, 2006      867,381.88            328,000.00        1,195,381.88
August 15, 2006        854,876.88            341,000.00        1,195,876.88
February 15, 2007      841,876.25            354,000.00        1,195,876.25
August 15, 2007        828,380.00            367,000.00        1,195,380.00
February 15, 2008      814,388.13            381,000.00        1,195,388.13
August 15, 2008        799,862.50            396,000.00        1,195,862.50
February 15, 2009      784,765.00            411,000.00        1,195,765.00
August 15, 2009        769,095.63            427,000.00        1,196,095.63
February 15,2010       752,816.25            443,000.00        1,195,816.25
August 15, 2010        735,926.88            460,000.00        1,195,926.88
February 15, 2011      718,389.38            477,000.00        1,195,389.38
August 15, 2011        700,203.75            496,000.00        1,196,203.75
February 15, 2012      681,293.75            514,000.00        1,195,293.75
August 15, 2012        661,697.50            534,000.00        1,195,697.50
February 15, 2013      641,338.75            554,000.00        1,195,338.75
August 15, 2013        620,217.50            576,000.00        1,196,217.50
February 15, 2014      598,257.50            598,000.00        1,196,257.50
August 15, 2014        575,458.75            620,000.00        1,195,458.75
February 15, 2015      551,821.25            644,000.00        1,195,821.25
August 15, 2015        527,268.75            669,000.00        1,196,268.75
February 15, 2016      501,763.13            694,000.00        1,195,763.13
August 15, 2016        475,304.38            721,000.00        1,196,304.38
February 15, 2017      447,816.25            748,000.00        1,195,816.25
August 15, 2017        419,298.75            776,000.00        1,195,298.75
February 15, 2018      389,713.75            806,000.00        1,195,713.75
August 15, 2018        358,985.00            837,000.00        1,195,985.00
February 15, 2019      327,074.38            869,000.00        1,196,074.38
August 15, 2019        293,943.75            902,000.00        1,195,943.75
February 15, 2020      259,555.00            936,000.00        1,195,555.00
August 15, 2020        223,870.00            972,000.00        1,195,870.00
February 15, 2021      186,812.50          1,009,000.00        1,195,812.50
August 15, 2021        148,344.38          1,047,000.00        1,195,344.38
February 15, 2022      108,427.50          1,087,000.00        1,195,427.50
August 15, 2022         66,985.63          1,757,000.00        1,823,985.63

TOTAL:             $29,751,253.59        $26,477,000.00      $56,228,253.59

                            INSTRUCTION FOR TRANSFER

    The Certificate must be presented for transfer and registration into Assignee's name at the Principal Office of United States Trust Company of New York, as transfer agent. The transfer agent requires payment of a transfer fee for each new Certificate issued. Checks should be made payable to the order of United States Trust Company of New York, and should accompany each requested transfer. The re-registered Certificate may be picked up after two Business Days or may be mailed according to your instructions.

    Certificates will only be registered exactly as the name appears below. Direct inquiries regarding transfer shall be directed to the Trustee at its Principal Office.

    The Record Date for any Payment Date is the 15th day (or the immediately preceding Business Day ) prior to such Payment Date. IT IS THE RESPONSIBILITY OF THE ASSIGNEE TO PRESENT THE CERTIFICATE FOR TRANSFER. The Trustee's sole responsibility is to pay the registered Holder as of Record Date. No claims for payment will be recognized other than for failure to pay the registered Holder. All other claims for payments, accrued Interest, etc. must be presented to the Assignor.

                               (Form of Assignment)

                                     ASSIGNMENT

For value received                              the undersigned do(es) hereby
sell, assign and transfer unto                  the within mentioned registered
Certificate and hereby irrevocably constitutes and appoint(s) ________________ attorney, to transfer the same on the Certificate Register of the Trustee with full power of substitution in the premises.



                                Signature(s) of Holder(s)

                                Note: The signature(s) on this Assignment must correspond with the name(s) as written on the face of the within registered Certificate in every particular without alteration or enlargement or any change whatsoever.

Date:  _________________

Signature Guaranteed:  _______________

                                    EXHIBIT 2.2B

                    FORM OF GLOBAL CERTIFICATE OF PARTICIPATION



NUMBER                                                             $26,477,000
R-


                         7.625% GLOBAL CERTIFICATE OF PARTICIPATION
                       Evidencing a Proportionate Interest of the
                Hereof in a Portion of ESPC  Task Order Payments to be Made

                                         by

                              THE UNITED STATES GOVERNMENT
                         Pursuant to An ESPC Task Order Awarded Under
                            An Energy Savings Performance Contract

     Undivided               Final
    Proportionate           Payment             Certificate           CUSIP
Ownership Percentage         Date               Dated as of          Number

        100%            August 15, 2022      September 30, 1999    40415EAA2

Registered Owner:

Principal Sum: $26,477,000 Dollars

    This is to certify that the Registered Owner (named above) (the
"Holder") of this Global Certificate of Participation (herein called the "Certificate") is the Holder of an undivided proportionate interest as stated above in a certain portion of the ESPC Task Order Payments (and in any corresponding insurance proceeds, contract termination payments or other amounts equivalent thereto) to be made pursuant to that certain ESPC Tak Order No. 0001, dated January 7, 1999, as amended, by and between HEC/Tobyhanna Energy Project, Inc. (the "Company") and the United States of America (the "Government"), relating to the installation, operation and maintenance of certain energy conservation and energy cost savings measures at the Tobyhanna Army Depot, Tobyhanna, Pennsylvania. This Certificate has been issued pursuant to the Trust Indenture and Security Agreement Relating to an Energy Savings Performance Contract Project, dated as of September 1, 1999 (the "Trust Agreement"), by and among the Company and United States Trust Company of New York, as trustee (the "Trustee"). Until the final Payment Date stated above, the Holder shall have the above-stated undivided proportionate ownership percentage in 100% of the ESPC Task Order Payments (and in any corresponding insurance proceeds, contract termination payments or other amounts equivalent thereto), up to an amount necessary to satisfy all payments of Interest and Principal, together with premiums, if any, upon redemption, on the Certificates as and when such payments become due and payable. The right to receive the ESPC Task Order Payments has been assigned by the Company to the Trustee pursuant to the Assignment Agreement dated as of September 1, 1999, notice of which assignment has been provided to the Government by the Trustee pursuant to the Notice of Assignment.

    Subject to the terms of the ESPC Task Order described above and the Trust Agreement, the Holder of this Certificate is entitled to receive (i) distributions of portions of ESPC Task Order Payments aggregating $56,228,253.59, which is the "Total Dollar Amount" of this Certificate, payable in semiannual installments as set forth in the Payment Schedule hereinafter set forth, on the dates set forth therein (the "Payment Dates"), and (ii) premiums and Default Rate interest, if any, to the extent set forth in the Trust Agreement. The payments due hereunder (exclusive of premiums and Default Rate interest, if any) consist of Principal and Interest in the amounts set forth in the Payment Schedule. It cannot be determined from the face of this Certificate whether all or a portion of the Principal amount hereof has been paid.

    The Certificates are payable from the ESPC Task Order Payments, such ESPC Task Order Payments to be held in and disbursed from the funds and accounts established pursuant to the Trust Agreement. The obligation of the Government to make ESPC Task Order Payments under the ESPC Task Order is subject to the availability of appropriations for the payment of ESPC Task Order Payments. The obligation to make ESPC Task Order Payments is neither a debt nor obligation of the Government except in a fiscal year for which appropriations are available to make ESPC Task Order Payments.

    Prior to the Government's acceptance of all of the ESPC Project, all or a portion of the amounts due with respect to the Certificates will be paid from the Proceeds from the sale of the Certificates.

    All amounts payable hereunder are to be paid in lawful money of the United States of America, which at the time of payment is legal tender.

    Overdue Principal (and, to the extent permitted by applicable law, overdue Interest) on the Certificates shall bear interest at the per annum rate equal to the Default Rate, from the date due until the date paid.

    All future payments of Principal and Interest on each Certificate which has been partially redeemed pursuant to Section 5.3 of the Trust Agreement shall be reduced by the percentage determined by dividing (i) the amount of Principal redeemed on such Certificate by (ii) the amount of Principal Outstanding on such Certificate immediately prior to such redemption.

    The final payment on this Certificate shall be made at the Principal Office at which the Trustee conducts corporate trust business in New York, New York (the "Principal Office"), upon the surrender of this Certificate. All other Principal and the Interest payable on this Certificate shall be paid by check or draft of the Trustee mailed on the Payment Dates to the Holders at the addresses recorded on the Certificate Register.

    The Certificates evidence an interest in the ESPC Task Order Payments under the ESPC Task Order (and in any corresponding insurance proceeds, contract termination payment or other amounts equivalent thereto), and certain other property held pursuant to the Trust Agreement, all of which are subject to the provisions of the Trust Agreement permitting the application thereof for or to the purposes and on the terms and conditions set forth in the Trust Agreement.

    This Certificate has been executed by the Trustee pursuant to the terms of the Trust Agreement. Copies of the ESPC Task Order, the Trust Agreement and related documents are on file and available for inspection at the Principal Office of the Trustee and reference is hereby made to these documents, and any and all amendments thereto, for a description of the pledges and covenants securing the Certificates, the nature, extent and manner of enforcement of such pledges and covenants, the rights with respect thereto, and the other terms and conditions upon which the Certificates are delivered thereunder.

    The Certificates are issuable in the form of fully registered Certificates in denominations of $100,000 and any $1,000 multiples in excess thereof. The Certificates, upon surrender thereof at the Principal Office of the Trustee with a written request for exchange satisfactory to the Trustee duly executed by the registered Holder or his, her or its attorney-in-fact duly authorized in writing and upon payment of the Trustee's reasonable exchange fee for each new Certificate issued, may be exchanged for an equal proportionate share of the outstanding Principal amount of fully registered Certificates of any minimum denomination of the same maturity.

    This Certificate shall be transferable upon the Certificate Register, which shall be kept for that purpose at the Principal Office of the Trustee, upon surrender and cancellation of this Certificate together with a written instrument of transfer satisfactory to the Trustee duly executed by the registered Holder or his, her or its duly authorized attorney-in-fact and upon payment of the charges provided in the Trust Agreement including its reasonable transfer fee for each new Certificate issued. Upon such transfer a new fully registered Certificate or Certificates, of the same maturity and aggregate Principal amount will be issued to the transferee. The Trustee may treat the registered Holder hereof as the absolute owner hereof for all purposes, and the Trustee shall not be affected by any notice to the contrary.

   For so long as the Depositary (or any successor Depositary appointed pursuant to the Trust Agreement) maintains a book-entry only system for registration of the Certificates, the Depositary or its nominee, and any successor Depositary or its nominee, shall be deemed the Holder of the Certificates for all purposes of the Trust Agreement, including without limitation, the timing and manner of the payment of the Principal or Redemption Price of and Interest on the Certificates, the selection of Certificates or portions thereof to be redeemed, the giving of notices, and any consent or direction required to be given to or on behalf of the registered owners of the Certificates. The Trustee, without the consent of the Holders of the Certificates, may replace the Depositary with another qualified Depositary at its option or in the event the Depositary discontinues the maintenance of the Certificates under a book-entry only system in accordance with the terms of the Trust Agreement.

   For so long as the Certificates are registered under a book-entry only system maintained by a Depositary, the manner, timing and method of payment of the Principal or Redemption Price of and Interest on the Certificates, the manner, timing and method of disseminating notices to the registered owners of the Certificates and the selection of Certificates or portions thereof to be redeemed shall be governed by agreement between the Trustee and the Depositary, notwithstanding anything to the contrary contained in this Certificate.

    The Trust Agreement permits certain amendments or supplements to the Trust Agreement and the ESPC Task Order not prejudicial to the Holders to be made without the consent of or notice to the Holders, certain other amendments or supplements thereto to be made with the consent of the Holders of not less than a majority in aggregate Principal amount of the Certificates then outstanding, and other amendments or supplements thereto to be made only with the consent of all the Holders.

    The Certificates are subject to optional redemption, in whole, at the election of the Company in accordance with Section 5.1 of the Trust Agreement. The Certificates are subject to extraordinary redemption in whole, in accordance with Section 5.2 of the Trust Agreement. The Certificates are subject to mandatory redemption in whole or in part, in accordance with Section 5.3(a) of the Trust Agreement, and are subject to mandatory redemption in whole or in part, in accordance with Section 5.3(b) of the Trust Agreement.

    If certain Events of Default occur as provided for in the Trust Agreement, the Certificates shall be paid to the extent of available funds under the terms and conditions set forth in the Trust Agreement.
The Trustee has no obligation or liability to the registered Holders for the payment of the Certificates; the Trustee's sole obligation is to administer, for the benefit of the Company and the Holders, the Trust Fund and accounts established in the Trust Agreement. The Trustee has no obligation to pay any portion of the Interest or Principal pertaining to the Certificates from any source other than the funds and accounts established in the Trust Agreement.

    Except as provided for in the Trust Agreement, the Trustee and the Company shall not have any obligation or liability to the registered Holders with respect to the payment, when due, of ESPC Task Order Payments by the Government or with respect to the performance by the Government of any other covenant made by it in the ESPC Task Order.
Initially capitalized terms utilized herein without definition have the meanings assigned thereto in the Trust Agreement.

[END OF PAGE]

    This Certificate has been executed as of the certificate date first stated above by the manual signature of an authorized signatory of the Trustee solely in its capacity as trustee pursuant to and in accordance with the Trust Agreement.

                                 UNITED STATES TRUST COMPANY OF NEW YORK, as
                                 Trustee


                                 By:
                                 Authorized Signatory

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS THE REGISTRATION PROVISIONS OF SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS HAVE BEEN SATISFIED OR UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AND THE COMPANY COMPLIANCE WITH SUCH PROVISIONS IS NOT REQUIRED.




Payment Date       Interest Payment       Principal Payment     Total Payment

February 15, 2000     $757,076.72            $   0              $757,076.72
August 15, 2000      1,009,435.63            $   0             1,009,435.63
February 15, 2001    1,009,435.63             31,000.00        1,040,435.63
August 15, 2001      1,008,253.75            467,000.00        1,475,253.75
February 15, 2002      990,449.38            485,000.00        1,475,449.38
August 15, 2002        971,958.75            503,000.00        1,474,958.75
February 15, 2003      952,781.88            523,000.00        1,475,781.88
August 15, 2003        932,842.50            519,000.00        1,451,842.50
February 15, 2004      913,055.63            283,000.00        1,196,055.63
August 15, 2004        902,266.25            294,000.00        1,196,266.25
February 15, 2005      891,057.50            305,000.00        1,196,057.50
August 15, 2005        879,429.38            316,000.00        1,195,429.38
February 15, 2006      867,381.88            328,000.00        1,195,381.88
August 15, 2006        854,876.88            341,000.00        1,195,876.88
February 15, 2007      841,876.25            354,000.00        1,195,876.25
August 15, 2007        828,380.00            367,000.00        1,195,380.00
February 15, 2008      814,388.13            381,000.00        1,195,388.13
August 15, 2008        799,862.50            396,000.00        1,195,862.50
February 15, 2009      784,765.00            411,000.00        1,195,765.00
August 15, 2009        769,095.63            427,000.00        1,196,095.63
February 15,2010       752,816.25            443,000.00        1,195,816.25
August 15, 2010        735,926.88            460,000.00        1,195,926.88
February 15, 2011      718,389.38            477,000.00        1,195,389.38
August 15, 2011        700,203.75            496,000.00        1,196,203.75
February 15, 2012      681,293.75            514,000.00        1,195,293.75
August 15, 2012        661,697.50            534,000.00        1,195,697.50
February 15, 2013      641,338.75            554,000.00        1,195,338.75
August 15, 2013        620,217.50            576,000.00        1,196,217.50
February 15, 2014      598,257.50            598,000.00        1,196,257.50
August 15, 2014        575,458.75            620,000.00        1,195,458.75
February 15, 2015      551,821.25            644,000.00        1,195,821.25
August 15, 2015        527,268.75            669,000.00        1,196,268.75
February 15, 2016      501,763.13            694,000.00        1,195,763.13
August 15, 2016        475,304.38            721,000.00        1,196,304.38
February 15, 2017      447,816.25            748,000.00        1,195,816.25
August 15, 2017        419,298.75            776,000.00        1,195,298.75
February 15, 2018      389,713.75            806,000.00        1,195,713.75
August 15, 2018        358,985.00            837,000.00        1,195,985.00
February 15, 2019      327,074.38            869,000.00        1,196,074.38
August 15, 2019        293,943.75            902,000.00        1,195,943.75
February 15, 2020      259,555.00            936,000.00        1,195,555.00
August 15, 2020        223,870.00            972,000.00        1,195,870.00
February 15, 2021      186,812.50          1,009,000.00        1,195,812.50
August 15, 2021        148,344.38          1,047,000.00        1,195,344.38
February 15, 2022      108,427.50          1,087,000.00        1,195,427.50
August 15, 2022         66,985.63          1,757,000.00        1,823,985.63

TOTAL:             $29,751,253.59        $26,477,000.00      $56,228,253.59

                         INSTRUCTION FOR TRANSFER

    The Certificate must be presented for transfer and registration into Assignee's name at the Principal Office of United States Trust Company of New York, as transfer agent. The transfer agent requires payment of a transfer fee for each new Certificate issued. Checks should be made payable to the order of United States Trust Company of New York and should accompany each requested transfer. The re-registered Certificate may be picked up after two Business Days or may be mailed according to your instructions.

    Certificates will only be registered exactly as the name appears below. Direct inquiries regarding transfer shall be directed to the Trustee at its Principal Office.

    The Record Date for any Payment Date is the 15th day (or the immediately preceding Business Day ) prior to such Payment Date. IT IS THE RESPONSIBILITY OF THE ASSIGNEE TO PRESENT THE CERTIFICATE FOR TRANSFER. The Trustee's sole responsibility is to pay the registered Holder as of Record Date. No claims for payment will be recognized other than for failure to pay the registered Holder. All other claims for payments, accrued Interest, etc. must be presented to the Assignor.

                                (Form of Assignment)

                                    ASSIGNMENT


For value received the undersigned do(es) hereby sell, assign and transfer unto the within mentioned registered Certificate and hereby irrevocably constitutes and appoint(s) _________________________ attorney, to transfer the same on the Certificate Register of the Trustee with full power of substitution in the premises.




Signature(s) of Holder(s)

Note: The signature(s) on this Assignment must correspond with the name(s) as written on the face of the within registered Certificate in every particular without alteration, or enlargement or any change whatsoever.


Dated:

Signature Guaranteed:

                                      EXHIBIT 3.8

                         FORM OF REQUISITION FOR DISBURSEMENT
                                          FROM
                         CAPITAL REPAIR AND REPLACEMENT ACCOUNT


                                                  ______________, 19____


United States Trust Company of New York, as Trustee
114 West 47th Street
New York, New York, New York
Attention:  Corporate Trust Services


  In accordance with the terms of the Trust Indenture and Security
Agreement Relating to an Energy Savings Performance Contract Project, dated as of September 1, 1999 (the "Trust Agreement"), by and between HEC/Tobyhanna Energy Project, Inc. (the "Company") and you, as trustee (the "Trustee"), the Contractor as agent for the Company, hereby requests that the Trustee make a disbursement from the Capital Repair and Replacement Account maintained pursuant to Section 3.8 of the Trust Agreement as follows:

1. The total amount to be disbursed from the Capital Repair and Replacement Account is $____________, consisting of disbursements for the following purposes and in the following amounts:

$________________ for _________________
$________________ for _________________
$________________ for _________________;

2. Payment is to be made to the Contractor at the following address:

24 Prime Parkway, Suite 302
Natick, Massachusetts 01760;

3. This request is submitted to the Trustee for the purpose of inducing the Trustee to approve a disbursement, and the Contractor intends that the Trustee shall rely upon the same being true, accurate and complete in all material respects:

4. This request for a disbursement has been reviewed and approved by the Company, as is evidenced by its signature below.

                         CONTRACTOR:
                         HEC Inc.


                         By:  __________________________________
                              Name: ___________________________
                              Title: ____________________________


APPROVED BY:

COMPANY:

HEC/Tobyhanna Energy Project, Inc.


By:  _____________________________
Name: ______________________
Title: _______________________